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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
iSTAR FINANCIAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

        The purpose of this Amendment No. 1 to Schedule 14A, originally filed with the Securities and Exchange Commission on April 29, 2008 (the "Proxy Statement"), is to correct two numbers in the second sentence of the last paragraph beginning on page 24 (44,346 and 88,692) describing restricted stock units awarded to Mr. Jay Nydick, which were inadvertently transposed in the original filing. Other than this correction, there are no other changes to the information contained in the Proxy Statement.

1114 Avenue of the Americas, 39th Floor
New York, New York 10036
April 29, 2008

Dear Shareholder:

        We cordially invite you to attend our 2008 annual meeting of shareholders. We will hold the meeting at the Harvard Club of New York City, 35 West 44th Street, 3rd Floor, West Room, New York, New York on Wednesday, May 28, 2008 at 9:00 a.m. local time.

        At the annual meeting, we will ask our shareholders to:

        (1)   elect seven directors to the Board of Directors;

        (2)   consider and vote upon a proposal to reauthorize the issuance of common stock equivalents to non-employee directors as part of their annual directors' compensation under the Non-Employee Directors' Deferral Plan first adopted by the Board in 2003 and approved by the shareholders in 2004;

        (3)   consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

        (4)   transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

        The attached proxy statement contains details of the proposals to be voted on at the annual meeting and other important matters. We encourage you to read the proxy statement and attachments carefully.

        YOUR BOARD OF DIRECTORS HAS CONCLUDED THAT (1) THE ELECTION OF THE SEVEN NOMINEES AS DIRECTORS, (2) THE REAUTHORIZATION OF THE ISSUANCE OF COMMON STOCK EQUIVALENTS TO NON-EMPLOYEE DIRECTORS AS PART OF THEIR ANNUAL DIRECTORS' COMPENSATION UNDER THE NON-EMPLOYEE DIRECTORS' DEFERRAL PLAN, AND (3) THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ARE IN iSTAR FINANCIAL INC.'S BEST INTERESTS AND THE BEST INTERESTS OF OUR SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THESE PROPOSALS.

        We cordially invite all shareholders to attend the annual meeting in person. Any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

Sincerely,
Jay Sugarman Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of iStar Financial Inc., a Maryland corporation, will be held at the Harvard Club of New York City, 35 West 44th Street, 3rd Floor, West Room, New York, New York on Wednesday, May 28, 2008 at 9:00 a.m., local time, for the following purposes as further described in the accompanying proxy statement:

        1.     To elect to the Board of Directors seven members to hold office until the next annual meeting of shareholders to be held in 2009. The nominees to the Board are: Glenn R. August, Robert W. Holman, Jr., Robin Josephs, John G. McDonald, George R. Puskar, Jay Sugarman and Jeffrey A. Weber.

        2.     To consider and vote upon a proposal to reauthorize the issuance of common stock equivalents to non-employee directors as part of their annual directors' compensation under the Non-Employee Directors' Deferral Plan first adopted by the Board in 2003 and approved by the shareholders in 2004.

        3.     To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

        4.     To transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

        The Board has fixed April 2, 2008 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting. Only holders of record of our common stock, par value $.001 per share, and 8.00% Series D preferred stock at the close of business on that date will be entitled to vote at the annual meeting.

By Order of the Board of Directors,
Geoffrey M. Dugan Secretary New York, NY April 29, 2008

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2008:

This proxy statement is available at www.istarfinancial.com/2008proxy.pdf and our annual report to shareholders is available at www.istarfinancial.com.

1114 Avenue of the Americas, 39th Floor
New York, New York 10036

PROXY STATEMENT

Annual Meeting of Shareholders
To Be Held May 28, 2008

        We are sending this proxy statement to holders of our common stock, par value $.001 per share, and holders of our 8.00% Series D preferred stock on or about April 29, 2008 in connection with the solicitation by our Board of Directors of proxies to be voted at our 2008 annual meeting of shareholders or at any postponement or adjournment of the annual meeting. Our common stock includes both our regular common stock and our high performance common stock. Our common stock is listed on the New York Stock Exchange, Inc., or the NYSE, and is traded under the symbol "SFI."

        This proxy statement is accompanied by a copy of our Annual Report to Shareholders for the year ended December 31, 2007. Additional copies of the Annual Report, including our financial statements at December 31, 2007, may be obtained at our website at www.istarfinancial.com, or by contacting our Investor Relations department at (212) 930-9400, 1114 Avenue of the Americas, 39th Floor, New York, NY 10036. Copies will be furnished at no additional expense. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.

About the Meeting

  Who is entitled to vote at the meeting?

        Only holders of record of our common stock and our Series D preferred stock at the close of business on April 2, 2008 are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. On the record date, there were 136,928,065 issued and outstanding shares of common stock and 4,000,000 issued and outstanding shares of Series D preferred stock.

  What constitutes a quorum?

        The presence, either in person or by proxy, of the holders of the outstanding common stock and Series D preferred stock entitled to cast a majority of all the votes entitled to be cast at the meeting, considered as a single class, on the record date is necessary to constitute a quorum at the annual meeting.

  What are the voting rights of shareholders and what vote is needed to approve each proposal?

        Each shareholder is entitled to one vote for each share of regular common stock registered in the shareholder's name on the record date and 0.25 votes for each share of high performance common stock and Series D preferred stock registered in the shareholder's name on the record date.

        The vote of a plurality of all of the votes cast at a meeting at which a quorum is present by the holders of our common stock and Series D preferred stock, all voting as one class, is required for the election of directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. A "broker non-vote" occurs when a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received voting instructions from the beneficial owner of such shares.

        The affirmative vote of a majority of the votes cast on the proposal by the holders of our common stock and Series D preferred stock, all voting as one class, is required for the reauthorization of the issuance of common stock equivalents to non-employee directors as part of their annual directors' compensation under the Non-Employee Directors' Deferral Plan, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the reauthorization of the issuance of common stock equivalents to non-employee directors, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

        The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present by the holders of our common stock and Series D preferred stock, all voting as one class, is required for the ratification of the appointment of the independent registered public accounting firm and the approval of any other matters properly presented at the meeting for shareholder approval. For purposes of the vote on the ratification of the appointment of the independent registered public accounting firm and the approval of any other matters properly presented at the meeting, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote, although they will be considered present for the purpose of determining the presence of a quorum.

  How is my vote counted?

        If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the annual meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock or Series D preferred stock will be voted FOR the proposals and as recommended by the Board with regard to all other matters in its discretion.

        Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. If your shares are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your shares voted. Such stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of record.

  Can I change my vote after I submit my proxy card?

        If you cast a vote by proxy, you may revoke it at any time before it is voted by:

  •
  giving written notice to our Secretary expressly revoking the proxy,

  •
  by signing and forwarding to us a proxy dated later, or

  •
  by attending the annual meeting and personally voting the common stock or Series D preferred stock owned of record by you.

  Who pays the costs of soliciting proxies?

        We will pay the costs of soliciting proxies from our shareholders. In addition to solicitation by mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE. Georgeson Shareholder Communications has been engaged to solicit proxies on our behalf for a fee of $8,000 plus expenses.

PROPOSAL 1:

ELECTION OF DIRECTORS

        In accordance with the provisions of our charter, each member of our Board is elected annually.

        All of the nominees for election as a director are presently serving as directors. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by any proxy will be voted for the person, if any, who may be designated by the Board to replace that nominee. At this time, the Board has no reason to believe that any nominee will be unavailable to serve as a director if elected.

        All of the nominees for election as a director, other than Mr. Sugarman and Mr. August, are independent within the standards prescribed by the NYSE.

        The following table sets forth the name, age and the position(s) with us currently held by each person nominated for election as a director:

Name	Age	Title
Jay Sugarman(1)	45	Chairman and Chief Executive Officer
Glenn R. August	46	Director
Robert W. Holman, Jr.(1)(2)	64	Director
Robin Josephs(2)(3)(4)	48	Director(5)
John G. McDonald(3)(4)	70	Director
George R. Puskar(1)(2)(4)	64	Director
Jeffrey A. Weber(3)(4)	43	Director

(1)
Member of Investment Committee.

(2)
Member of Audit Committee.

(3)
Member of Compensation Committee.

(4)
Member of Nominating and Governance Committee.

(5)
Lead Director.

        Jay Sugarman is our Chairman of the Board and Chief Executive Officer. Mr. Sugarman has served as a director of iStar Financial Inc. (and our predecessor) since 1996 and Chief Executive Officer since 1997. Mr. Sugarman is a member of our Investment Committee. Having led our company since its beginning, Mr. Sugarman has built iStar Financial into one of the largest providers of investment capital to the high-end real estate and corporate markets, with almost $16 billion in assets at December 31, 2007. Previously, Mr. Sugarman founded and was co-general partner of Starwood Mezzanine Investors, L.P., a private investment partnership specializing in structured real estate finance. Prior to forming Starwood Mezzanine Investors, L.P., Mr. Sugarman managed diversified investment funds on behalf of the Burden family, a branch of the Vanderbilts, and the Ziff family. While in that position, he was jointly responsible for the formation of Starwood Capital Group L.P., a private equity firm specializing in real estate investments, and the formation of HBK Investments, one of the nation's largest multi-strategy trading operations. Mr. Sugarman received his undergraduate degree summa cum laude from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and his M.B.A. degree with highest distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the school's academic prizes for both finance and marketing.

        Glenn R. August has served as one of our directors since May 2005. Mr. August is the president and senior partner of Oak Hill Advisors, L.P. and supervises all investment, trading and operational activities. Mr. August joined Oak Hill's predecessor in 1987 as a co-founder of Acadia Partners. Since then, he has been responsible for more than $25 billion of investments in leveraged loans, high yield bonds and distressed securities. In addition, he co-founded all of the Oak Hill leveraged securities investment partnerships. Mr. August is also a managing partner of the advisor to Oak Hill Special Opportunities Fund, an investment partnership focused on investments in distressed companies. Mr. August previously worked in the mergers and acquisitions department at Morgan Stanley in New York and London. He earned an M.B.A. degree from Harvard Business School, where he was a Baker Scholar, and a B.S. degree from Cornell University. He currently serves on the board of directors of TeleCity Group plc, Vertex Data Science Limited, the 92nd St. Y and The Mount Sinai Children's Center Foundation.

        Robert W. Holman, Jr. has served as one of our directors since November 1999. He is chairman of our Audit Committee and a member of our Investment Committee. Mr. Holman was the co-founder of TriNet Corporate Realty Trust, Inc., or TriNet, a company that we acquired in 1999, and served as its chief executive officer, co-chairman and chairman of the board. He was chief executive officer and chairman of TriNet's predecessor, Holman/Shidler Corporate Capital, Inc., for ten years. Mr. Holman co-founded and was a senior executive and director of Watkins Pacific Corporation, a multi-national conglomerate. Additionally, Mr. Holman has served as a director of Amerivest Properties, Inc. and as a senior executive, director, owner or board advisor for numerous companies in the United States, Great Britain, Australia and Mexico in the finance, real estate, internet commerce, construction, building materials and travel industries. He holds a B.A. degree in international economics from the University of California at Berkeley, an M.A. degree with honors from Lancaster University in England, where he was a British Council Fellow, and did post-graduate work at Harvard University where he was awarded a Loeb Fellowship.

        Robin Josephs has served as one of our (and our predecessor's) directors since March 1998. Ms. Josephs is chairperson of our Compensation Committee and a member of our Audit Committee and our Nominating and Governance Committee. Ms. Josephs serves as our Lead Director, with duties that include presiding at all executive sessions of the independent directors and serving as principal liaison between the Chairman and the independent directors. Ms. Josephs was a senior executive with Goldman Sachs & Co. from 1986 to 1996 in various capacities. Prior to working at Goldman Sachs & Co., Ms. Josephs served as an analyst for Booz Allen & Hamilton Inc. in New York from 1982 to 1984. From July 2005 to March 2007, Ms. Josephs was a managing director of Starwood Capital Group L.P., a private equity firm specializing in real estate investments. She currently is on the board of directors of Plum Creek Timber Company, Inc. (NYSE: PCL), a real estate investment trust that provides raw materials and conducts resource management activities for the paper and forest products industry, where she also serves on both the compensation and audit committees. Ms. Josephs is a trustee of the University of Chicago Cancer Research Foundation and she co-chairs the University of Pennsylvania Reunion Gift Committee. Ms. Josephs received a B.S. degree in economics from the Wharton School and an M.B.A. degree from Columbia University.

        John G. McDonald has served as one of our directors since November 1999. Previously, Professor McDonald served as a director of TriNet since June 1993. Professor McDonald is chairman of our Nominating and Governance Committee and a member of our Compensation Committee. He is the Stanford Investors Professor of Finance in the Graduate School of Business at Stanford University, where he has taught since 1968. Professor McDonald has taught M.B.A. courses and executive programs in subject areas including investment management, private equity, venture capital and corporate finance. He currently serves as a director of Scholastic Corporation, Varian, Inc., Plum Creek Timber Company, Inc. and eight mutual funds managed by Capital Research and Management Company.

        George R. Puskar has served as one of our directors since November 1999. Previously, Mr. Puskar served as a director of TriNet since January 1998. Mr. Puskar is chairman of our Investment Committee and a member of our Audit Committee and our Nominating and Governance Committee. Mr. Puskar also serves as our alternate Lead Director. From June 1997 until June 2000, Mr. Puskar served as chairman of the board of Lend Lease Real Estate Investments (formerly known as ERE Yarmouth), the U.S. real estate unit of Lend Lease Corporation, an international financial services and real estate company based in Sydney, Australia. From 1988 until June 1997, Mr. Puskar was chairman and chief executive officer of Equitable Real Estate Investment Management, Inc., where he was responsible for directing the business operations of a full service commercial real estate investment management company with approximately $30 billion in assets under management. Prior to its acquisition by Lend Lease Corporation in June 1997, Equitable Real Estate Investment Management, Inc. operated as a subsidiary of The Equitable Life Assurance Society of the United States. Mr. Puskar is a member of the Counselors of Real Estate. Mr. Puskar currently serves as the chairman of Solutions Manufacturing, Inc., a manufacturer of electronic components based in Rockledge, Florida. Mr. Puskar has previously served as a director and member of the audit committee of New Plan Excel Realty Trust, Inc., a member of the board of directors of Carr Real Estate Investment Trust, the vice chairman of World Team Sports, an organization that specializes in unique athletic events with teams built around disabled athletes, and on an advisory board at Georgia State University. Mr. Puskar has also served on the boards of the Urban Land Institute, the International Council of Shopping Centers, the National Council of Real Estate Fiduciaries and the National Realty Committee, and as chairman of a campaign to endow a real estate chair at Clark Atlanta University/Morehouse College. Mr. Puskar received a B.A. degree from Duquesne University.

        Jeffrey A. Weber has served as one of our directors since June 2003. Mr. Weber is a member of our Compensation Committee and our Nominating and Governance Committee. Mr. Weber is the president of York Capital Management, LLC, an event-driven investment management firm organized in 1991 with offices in New York, London, Hong Kong and Singapore. He is currently on the board of directors of York Enhanced Strategies Fund, LLC. Prior to his current position, he was the president and chief executive officer of William A.M. Burden & Co., L.P., where his tenure spanned twelve years. Mr. Weber also worked at Chemical Venture Partners, the venture capital and leveraged buyout arm of Chemical Bank, and in the corporate finance department of Drexel Burnham Lambert Incorporated. Mr. Weber is a director of the Carter Burden Center for the Aging, Inc. and serves on the Advisory Board of the Department of Medicine of Mount Sinai Medical Center. Mr. Weber holds a B.A. degree from Williams College and an M.B.A. degree from Harvard Business School.

Recommendation Regarding the Election of Directors

        The Board recommends that you vote FOR the seven named nominees to be elected as our directors.

PROPOSAL 2:

REAUTHORIZATION TO ISSUE COMMON STOCK EQUIVALENTS
TO OUR NON-EMPLOYEE DIRECTORS AS PART OF THEIR DIRECTORS'
COMPENSATION UNDER THE NON-EMPLOYEE DIRECTORS' DEFERRAL PLAN

        The following is a summary of the material provisions of the iStar Financial Inc. Non-Employee Directors' Deferral Plan, or the Plan, originally adopted by the Board in 2003 and approved by the shareholders in 2004. This summary is qualified in its entirety by reference to the full text of the Plan attached hereto as Annex A, as amended from time to time.

In General

        In 2004, our shareholders approved the adoption of the Plan. The original term of the Plan was three years. We are seeking the approval of our shareholders to continue the Plan.

        The purpose of the Plan is to align more strongly the interests of our non-employee directors with those of our shareholders, and generally to increase the effectiveness of our non-employee director compensation structure. Under the Plan, we provide our non-employee directors with annual grants of 2,500 common stock equivalents and permit such directors to defer a portion of their directors' fees and be credited with additional common stock equivalents or account credits. A "common stock equivalent" is a right to receive one share of our common stock or, if provided by the Board, a cash amount equal to the fair market value (as determined under the Plan) of one share of our common stock. The common stock equivalents provide our directors with the opportunity to receive their annual equity grant in a manner that will provide them with tax deferral. Except as otherwise provided by the Board, each of our non-employee directors (each, a "participant") is eligible to participate in the Plan.

        The common stock equivalents awarded under the Plan have not and will not increase the amount of awards available under our existing 2006 Long-Term Incentive Plan. The number of common stock equivalents granted under the Plan is combined with the number of equity awards granted under our 2006 Long-Term Incentive Plan, and the combined grants are subject to the overall limits of our 2006 Long-Term Incentive Plan. If our shareholders do not approve the reauthorization of common stock equivalents, we expect to resume our prior practice of issuing stock options or restricted stock awards to our Board members under our 2006 Long-Term Incentive Plan, as we did prior to 2003.

        The Plan is administered by the Board. The Board has the authority to interpret and otherwise make decisions under the Plan, and any interpretation of any provision of the Plan or other decision under the Plan made by the Board will be final, binding and conclusive. The Board may delegate any or all of its powers under the Plan to a committee of the Board.

        The Board retained the services of an independent compensation consultant to advise the Board on the terms of the Plan when the Plan was first adopted in 2003.

Certain Provisions Applicable to Annual Awards

  Grants of Common Stock Equivalents

        Effective as of each annual meeting of shareholders of the Company at which directors are elected, each participant will receive an award of 2,500 common stock equivalents. These grants have been made beginning with the 2003 annual meeting of shareholders.

  Vesting and Forfeiture

        Unless otherwise provided by the Board in the applicable agreement governing a participant's common stock equivalents, annual awards of common stock equivalents will vest on the date of the next following annual meeting after the date of grant.

        Annual grants of common stock equivalents will be subject to the following vesting conditions:

  (i)
  If a participant does not stand for re-election at an annual meeting at our request (other than a request made following a breach by the participant of our Code of Conduct or Corporate Governance Principles), the vesting of all common stock equivalents held by the participant will be accelerated to the date of the annual meeting at which the participant does not stand for reelection.

  (ii)
  If a participant resigns of his or her own accord or otherwise ceases to serve as a non-employee director before the end of a vesting period, then the participant will retain common stock equivalents that have vested through the date of resignation and will forfeit all other common stock equivalents that have not then vested.

  (iii)
  If we determine that a participant has breached our Code of Conduct or Corporate Governance Principles, the participant will forfeit all common stock equivalents that have not then vested.

  (iv)
  The vesting of common stock equivalents will be accelerated if a participant ceases to serve as a non-employee director by reason of death or disability or upon a change of control (as defined in the Plan).

        In consideration of service on the Board, non-employee directors may from time to time be eligible to receive as compensation an annual retainer fee, as well as fees for attending meetings of the Board or a committee of the Board (together referred to as "Cash Fees"). Up to 100% of such Cash Fees received by a non-employee director may be deferred under the Plan. Deferred amounts are credited to the director in an account established under the Plan at the time the Cash Fees would otherwise have been paid. With respect to these deferred amounts, earnings and losses will accrue on the balance in each director's account at the rate or rates specified from time to time by the Board. In addition, once during each twelve-month period, the non-employee director may elect to convert their account balance into common stock equivalents, and vice versa. To the extent a director elects to be credited with common stock equivalents, such account or portion thereof shall be settled as discussed below. Directors are always fully vested in any deferred Cash Fees.

  Dividend Equivalent Rights

        Except as may otherwise be provided by the Board, participants will receive a dividend equivalent right in respect of any common stock equivalents awarded under the Plan, which consists of the right to receive a cash payment in an amount equal to the dividend distributions paid on a share of our common stock from time to time. Dividend equivalents will be paid currently. Instead of payment of dividend equivalent rights in cash as contemplated above, except as otherwise provided by the Board, a participant may elect to have additional common stock equivalents credited in respect of a dividend equivalent payment, in accordance with the Plan.

Settlement

  Distributions in Stock or Cash

        Unless otherwise elected by the participant, vested common stock equivalents will be settled by the transfer of our common stock to the participant. A participant may alternatively elect to receive some or all of a distribution of his or her common stock equivalents in cash, based upon the fair market value of our common stock on the date of the distribution. Any distribution election made by a participant is subject to change by the Board, and the Board may require, in its discretion, that, notwithstanding a participant's election, a distribution be in the form of common stock, cash or a combination of both. Except as set forth below, unless otherwise elected by a participant, deferrals of Cash Fees from a participant's account will be settled by a cash payment to the participant. A participant may elect to receive a distribution of his or her account solely in common stock or in a combination of common stock and cash. Any distribution election made by a participant is subject to change by the Board, and the Board may require, in its discretion, that, notwithstanding a participant's election, that a distribution be in the form of common stock, cash or a combination of both.

  Time of Distribution

        Distributions will be made to participants upon the "regular distribution date." The regular distribution date with respect to a participant is the earlier of: (1) the January 1 coincident with or next following the earlier of: (i) the participant's ceasing to be a non-employee director and (ii) the participant's death; and (2) a change of control (as defined in the Plan). A participant, under certain limited circumstances and in compliance with procedures set forth in the Plan, is permitted to elect to receive distributions at times other than the regular distribution date.

  Amendment and Termination

        The Board may amend or terminate the Plan as it shall deem advisable, except that no amendment may adversely affect a participant with respect to amounts previously credited to him or her unless such amendments are required in order to comply with applicable laws. Certain technical amendments have been made to the Plan to comply with deferred compensation rules under Section 409A of the Internal Revenue Code of 1986, as amended. Such amendments generally will not change the information provided herein.

Certain Tax Effects of Plan Participation

        The following is a brief description of the principal U.S. federal income tax consequences under current law of participation in the Plan by a U.S. person.

        The common stock equivalents have been designed with the intention that there generally will be no income tax consequences as a result of the crediting of a common stock equivalent to an account until payment is made with respect to a common stock equivalent. In addition, the deferral of Cash Fees have also been designed with the intention that there be no tax consequences at the time such Cash Fees would otherwise be payable to the participant. Generally, when payment is made with respect to common stock equivalents or deferred Cash Fees, the participant will recognize ordinary income equal to the fair market value of our common stock, and cash (if applicable), received upon payment.

        There generally will be no tax consequences as a result of the award of a dividend equivalent right until payment is made with respect to such dividend equivalent right. Generally, when payment is made, the holder will recognize ordinary income equal to the payment received in respect of the dividend equivalent right.

        The table below illustrates the annual benefits that will be received by or allocated to each of the following non-employee director participants under the proposed Plan. The table is for illustrative purposes only. The dollar value of the common stock equivalents depends upon the fair market value of our common stock when the common stock equivalents are distributed to the participants.

Name	Annual Common Stock Equivalents(1)
Glenn R. August	2,500
Robert W. Holman, Jr.	2,500
Robin Josephs	2,500
John G. McDonald	2,500
George R. Puskar	2,500
Jeffrey A. Weber	2,500

Total	15,000

    (1)
    The vesting and forfeiture terms of these common stock equivalents are described above in "—Vesting and Forfeiture."

Recommendation Regarding the Issuance of Common Stock Equivalents to the Non-Employee Directors as Part of Their Annual Directors' Compensation

        The Board recommends that you vote FOR the reauthorization to issue common stock equivalents to the non-employee directors under the Plan as part of their annual directors' compensation.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, subject to ratification by our shareholders. We expect a representative of PricewaterhouseCoopers LLP to attend the annual meeting to make a statement, if he or she desires, and to respond to appropriate questions.

Recommendation Regarding Ratification of Appointment of PricewaterhouseCoopers LLP

        The Board recommends that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND ITS COMMITTEES

How Often Did the Board Meet During 2007?

        During the fiscal year ended December 31, 2007, the Board held 21 meetings, including meetings held in person and by telephone conference call. All directors are expected to attend a majority of the Board meetings. All directors attended at least 75% of all of the Board meetings and applicable committee meetings. In addition, all of the directors who were elected at the 2007 annual meeting were present in person at that annual meeting.

What Committees Has the Board Established?

        Our Board has standing Audit, Compensation, Nominating and Governance and Investment Committees. Our Board may appoint special committees from time to time, as deemed necessary or appropriate.

How Does the Company Determine Director Independence?

        Our Board has determined that a majority of our directors are independent. In determining director independence, the Board considers all relevant facts and circumstances and the NYSE listing standards. Under the NYSE listing standards, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the company. The Board has determined that the following directors qualify as independent: Messrs. Holman, Jr., McDonald, Puskar, Weber and Ms. Josephs. The Board considered the transaction involving TimberStar Southwest Investor LLC and various equity investors, including York Capital Management, LLC, as further described in "Certain Relationships and Related Transactions" on page 38, and has determined that the transaction described therein does not amount to a material relationship that prevents Mr. Weber from being independent because the value of the interest in the transaction was not material to York Capital Management, LLC. Mr. Weber is the president of York Capital Management, LLC.

The Audit Committee

        The Audit Committee is responsible for, among other things, retaining or dismissing our independent registered public accounting firm, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with management and our independent registered public accounting firm.

        The members of the Audit Committee are Robert W. Holman, Jr. (Chairman), Robin Josephs and George R. Puskar. The Board has determined that each of the current members of the Audit Committee is independent, as defined by the Audit Committee's charter and the NYSE listing standards, and that each of the current members of the Audit Committee qualifies as an "audit committee financial expert" as defined by the SEC. In addition, the Board has determined that each of the current members of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. The Audit Committee operates under a written charter that was originally adopted in 2001 and was amended in 2003. A copy of the charter may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Audit Committee met nine times during 2007, including meetings held in person and by telephone conference call.

The Compensation Committee

        The Compensation Committee is responsible for overseeing the company's executive compensation programs. The principal responsibilities of the Compensation Committee are:

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  To review management's recommendations and advise management and the Board on broad compensation programs and policies such as salary ranges, annual incentive bonuses and long-term incentive plans, including equity-based compensation programs.

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  To establish performance objectives for the Chief Executive Officer, review performance objectives established for other senior executives of the company and evaluate the performance of such executives relative to these objectives, in connection with the Compensation Committee's overall review of executive compensation.

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  To make recommendations to the Board regarding the base salary, cash incentive bonus, equity-based incentive awards and other compensation for the Chief Executive Officer of the company.

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  To approve base salaries, cash incentive bonuses, equity-based incentive awards and other compensation for other officers and employees of the company with base salaries in excess of $200,000 per year (which includes all officers who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended).

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  To administer the issuance of any award under the company's 2006 Long-Term Incentive Plan, the 2007 Incentive Compensation Plan and any future long term incentive plans and other equity compensation programs.

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  To retain and oversee third party consultants to assist with the Compensation Committee's activities, from time to time.

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  To oversee the company's performance evaluation practices and procedures.

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  To perform such other duties and responsibilities pertaining to compensation matters as may be assigned to the Compensation Committee by the Board or the Chairman of the Board.

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  To review the Compensation Discussion and Analysis for inclusion in this proxy statement.

        The members of the Compensation Committee are Robin Josephs (Chairperson), John G. McDonald and Jeffrey A. Weber. Each of the current members of the Compensation Committee is independent as defined by the Compensation Committee's charter and the NYSE listing standards. The Compensation Committee operates under a written charter that was originally adopted by the Board in 2001 and was amended in 2003. A copy of the charter may be found on our website at

www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Compensation Committee met 11 times during 2007, including meetings held in person and by telephone conference call.

The Nominating and Governance Committee

        The Nominating and Governance Committee is responsible for, among other things, considering and recommending actions relating to corporate governance matters. In addition, the Nominating and Governance Committee considers and recommends to the Board individuals to serve as our directors and executive officers. In making such recommendations, the Nominating and Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations comparable to the company, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees. The Nominating and Governance Committee may solicit and consider suggestions of the directors or management regarding possible nominees, may consider nominees suggested by shareholders and generally shall guide the process of recruiting new directors. The Nominating and Governance Committee may employ professional search firms or consultants (for which the company pays a fee) to assist it in identifying potential members of the Board with the desired skills and disciplines. Nominations made by shareholders should be made in accordance with the procedures set forth in this proxy statement under "Corporate Governance Matters—Shareholder Nominations for the Board." Candidates proposed by shareholders will be considered using the same criteria and in the same manner as all other candidates are considered.

        The members of the Nominating and Governance Committee are John G. McDonald (Chairman), George R. Puskar, Jeffrey A. Weber and Robin Josephs. Each of the current members of the Nominating and Governance Committee is independent as defined by the applicable NYSE listing standards. The Nominating and Governance Committee operates under a written charter that was originally adopted by the Board in 2000 and was amended in 2002. A copy of the charter may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Nominating and Governance Committee met five times during 2007, including meetings held in person and by telephone conference call.

The Investment Committee

        The Board has delegated to the Investment Committee the authority to approve our investment transactions involving commitments greater than $75 million but less than or equal to $150 million. Investment transactions of more than $150 million, and strategic investments such as a corporate merger or acquisition of another business entity (other than a corporate net lease financing) or any other material transaction in an amount greater than $75 million involving our entry into a new line of business, must be approved by our Board of Directors. Investment transactions less than or equal to $75 million are subject to the approval of an internal senior management investment committee or Jay Sugarman, our Chairman and Chief Executive Officer, and Nina B. Matis, our Chief Investment Officer, in accordance with the limits of investment authority established by the Board.

        The members of the Investment Committee are George R. Puskar (Chairman), Robert W. Holman, Jr. and Jay Sugarman. The Investment Committee met 13 times during 2007, including meetings held in person and by telephone conference call.

Are There Any Special Arrangements Under Which Members of Our Board Serve as Directors?

        No arrangement or understanding exists between any director and any other person or persons pursuant to which any director was, or is, to be selected as a director or nominee.

EXECUTIVE OFFICERS AND OTHER OFFICERS

Who Are Our Key Officers?

        Information for Jay Sugarman is contained above under the heading "PROPOSAL 1: ELECTION OF DIRECTORS." Information with regard to some of our other key officers is set forth below. All of our officers serve at the pleasure of the Board and are customarily appointed as officers at the annual organizational meeting of the Board held following each annual meeting of shareholders.

        Jay S. Nydick has served as our President since November 2004. Mr. Nydick has primary responsibility for identifying, evaluating and executing strategic expansion opportunities for the company. In that capacity he has overseen our acquisition of a 47.5% interest in Oak Hill Advisors, L.P., the development of our AutoStar platform including the accumulation of over $1 billion in assets under management, the launch of TimberStar which most recently completed the $1.2 billion acquisition of timberlands sold by International Paper, and responsibility for our European expansion, including strategic joint ventures with Moor Park and London and Regional. Previously, Mr. Nydick spent 14 years at Goldman, Sachs & Co. in various capacities in that firm's corporate finance, leverage finance and real estate investment banking groups. Among his roles at Goldman, Sachs & Co., he served as a managing director based in Hong Kong heading the Corporate Finance Group and Mergers Practice for non-Japan Asia, and as a member of the Products and Financial Sponsors Group based in New York. Prior to his assignment in Asia, Mr. Nydick was in Goldman's Real Estate Investment Banking Group, co-headed the firm's Lodging and Gaming Business and spent time in the Debt Capital Markets and Derivatives Group. During his career, he has been involved in a broad range of transactions, including mergers, acquisitions, debt and equity financings, leveraged buyout transactions and the development of innovative products across many different markets in the world. Mr. Nydick holds a bachelors degree from Cornell University where he graduated as a Presidential Scholar and an M.B.A. degree from Columbia University. Mr. Nydick is 43 years old.

        Timothy J. O'Connor has served as our (and our predecessor's) Chief Operating Officer since March 1998 and Executive Vice President since March 2000. Mr. O'Connor is responsible for developing and managing our risk management and due diligence operations, participating in the evaluation and approval of new investments and coordinating our information systems. Previously, Mr. O'Connor was a vice president of Morgan Stanley & Co. responsible for the performance of more than $2 billion of assets acquired by the Morgan Stanley Real Estate Funds. Prior to joining Morgan Stanley, Mr. O'Connor was a vice president of Greystone Realty Corporation, involved in the firm's acquisition and asset management operations. Previously, Mr. O'Connor was employed by Exxon Co. USA in its real estate and engineering group. Mr. O'Connor is a former vice president of the New York City/Fairfield County chapter of the National Association of Industrial and Office Parks. Mr. O'Connor received a B.S. degree from the United States Military Academy at West Point and an M.B.A. degree from the Wharton School. Mr. O'Connor is 52 years old.

        Catherine D. Rice has served as our Chief Financial Officer since November 2002. Ms. Rice is responsible for managing all of our capital-raising initiatives, financial reporting and investor relations activities, as well as overseeing all other finance, treasury and accounting functions. Prior to joining iStar Financial Inc., Ms. Rice served as managing director in both the financial sponsors group and the real estate investment banking group of Banc of America Securities. Prior to Banc of America Securities, Ms. Rice was a managing director at Lehman Brothers, where she was responsible for the firm's West Coast real estate investment banking effort. She spent the first ten years of her career at Merrill Lynch in its real estate investment banking group. Ms. Rice has over 18 years of experience in the public and private capital markets and has been involved in over $15 billion of capital-raising and financial advisory transactions, including public and private debt and equity offerings, mortgage financings, merger and acquisition assignments, leveraged buyouts, asset dispositions, debt restructurings and rating advisory assignments. Ms. Rice received a B.A. degree from the University of Colorado and an M.B.A degree from Columbia University. Ms. Rice is 48 years old.

        Nina B. Matis has served as our (and our predecessor's) General Counsel since 1996, Executive Vice President since November 1999 and Chief Investment Officer since April 2007. Ms. Matis is responsible for legal, tax, structuring and regulatory aspects of our operations and investment and financing transactions. Ms. Matis is a partner, and a member of the executive committee, of the law firm of Katten Muchin Rosenman LLP, one of our principal outside law firms. From 1984 through 1987, Ms. Matis was an adjunct professor at Northwestern University School of Law where she taught real estate transactions. Ms. Matis previously served as a director of New Plan Excel Realty Trust, Inc. She is a member of the American College of Real Estate Lawyers, Ely Chapter of Lambda Alpha International, the Chicago Finance Exchange, the Urban Land Institute, REFF, the Chicago Real Estate Executive Women, The Chicago Network and The Economic Club of Chicago. Ms. Matis received a B.A. degree, with honors, from Smith College and a J.D. degree from New York University School of Law. Ms. Matis is 60 years old.

        Daniel S. Abrams has served as our Executive Vice President since November 2001 and is the Head of Originations for our Investments group. Previously, Mr. Abrams was a founding principal of Citadel Realty Group, LLC, a New York based boutique investment bank specializing in advisory work and debt and equity placements for all forms of commercial real estate properties and companies in North America and Europe. Prior to forming Citadel, Mr. Abrams was a managing director at Donaldson, Lufkin and Jenrette, or DLJ, where he was responsible for the hospitality and leisure practice, focusing on debt originations, equity offerings and advisory assignments to public and private companies in that area. Before DLJ, Mr. Abrams was a managing director and the head of the Hospitality Finance Group of Nomura Capital. While at Nomura Capital, Mr. Abrams led the financing of over $6.5 billion in the hospitality sector and over $600 million in the office, multifamily and retail sectors. Before joining Nomura Capital in 1993, Mr. Abrams had been a partner at Rosenman & Colin, a New York City law firm. He received an L.L.M. degree in Taxation from the New York University School of Law; a J.D. degree from the National Law Center of the George Washington University, where he was editor-in-chief of the Law Review; and a B.S. degree in Economics from the Wharton School. He has served as a member of the American Hotel & Lodging Association's Industry Real Estate Finance Advisory Council (IREFAC) and the ULI's Hotel Development Council. Mr. Abrams is 57 years old.

REPORT OF THE AUDIT COMMITTEE

        We oversee the company's financial reporting process on behalf of the Board in accordance with our Audit Committee charter. The Board, in its judgment, has determined that all members of our Audit Committee meet the independence requirements of the SEC and NYSE. The Board of Directors has also determined that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE and that each member of the Audit Committee is an "audit committee financial expert" within the meaning of the rules of the SEC. We operate under a written charter approved by the Board, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the company's website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

        The company's management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. We are directly responsible for the appointment, compensation, retention, oversight and termination of the company's outside or external auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing the effectiveness of the company's internal controls over financial reporting, in addition to auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. We review the performance of the company's internal audit function and the qualifications of its audit personnel. We do not prepare financial statements or conduct audits.

        In connection with the December 31, 2007 audited consolidated financial statements, we have:

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  reviewed and discussed with management and the independent registered public accounting firm the company's internal controls over financial reporting, including a review of management's and the independent registered public accounting firm's assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

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  reviewed and discussed with management and the independent registered public accounting firm the company's audited financial statements, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the company, the quality of such principles and practices, and the reasonableness of significant judgments;

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  discussed with the independent registered public accounting firm the items that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; and

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  reviewed and considered the written disclosures in the letter received from PricewaterhouseCoopers LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, including a discussion about their independence from the company and management.

        Based on the reviews and discussions above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter in effect in 2007, we recommended to the Board that the audited consolidated financial statements for 2007 be included in the company's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC. The Board approved our recommendation.

Submitted by the Audit Committee:

    Robert W. Holman, Jr. (Chairman)
    Robin Josephs
    George R. Puskar

        The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

        Our Board has approved a set of guidelines that provide the framework for the governance of iStar Financial Inc. The Board reviews these guidelines and other aspects of our corporate governance periodically, as necessary. Our corporate governance guidelines may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

Committee Charters

        Our Audit, Compensation and Nominating and Governance Committees have adopted charters that meet the standards established by the NYSE. Copies of these charters are available on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests copies.

Lead Director

        Our Board, by vote of its independent members, has designated a lead independent director, or Lead Director, whose duties include the following:

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  Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

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  Serve as principal liaison between the Chairman and the independent directors.

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  Advise the Chairman on the quality, quantity and timeliness of the information presented to the Board.

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  Advise the Chairman on the agendas for Board meetings.

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  Advise the Chairman on the schedule of meetings of the Board to assure that there is sufficient time for discussion of agenda items.

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  Call meetings of the independent directors, if deemed necessary or appropriate by the Lead Director.

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  If requested by major shareholders, be available for consultation and direct communication with major shareholders and their representatives.

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  Such other matters as the Board may determine from time to time.

        The Lead Director does not receive any additional compensation for his or her services. Robin Josephs currently serves as our Lead Director. George R. Puskar has been designated to serve as our alternate Lead Director.

Service on Other Boards

        In view of the commitment of time and effort that is required of a director of a public company, our Board has established a guideline that its directors should not serve on the boards of more than six public companies. For this purpose, we treat service on the boards of mutual funds having the same investment adviser as service on the board of one company.

Code of Conduct

        The Code of Conduct documents the principles of conduct and ethics to be followed by our directors, officers and employees. The purpose of the Code of Conduct is to promote honest and ethical conduct, compliance with applicable governmental rules and regulations, full, fair, accurate, timely and understandable disclosure in periodic reports, prompt internal reporting of violations of the Code of Conduct and a culture of honesty and accountability. A copy of the Code of Conduct has been provided to each of our directors, officers and employees, who are required to acknowledge that they have received and will comply with the Code of Conduct. Among its many features, the Code of Conduct describes how employees can report any matter that may be of concern to a named Compliance Officer, any other member of our Compliance Committee, our Chief Executive Officer or the Chairman of the Audit Committee. This reporting may be done on an anonymous basis. We have also established an independent "hotline" telephone service that may be used by employees who wish to report any concerns or suspected violations of our standards of conduct, policies or laws and regulations, on an anonymous basis or otherwise. A copy of our Code of Conduct may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

Audit Committee Financial Experts

        The Board has determined that each of the members of our Audit Committee meets the criteria of an audit committee financial expert, as adopted by the SEC. These directors have agreed to serve as the company's Audit Committee financial experts.

Disclosure Committee

        We maintain a Disclosure Committee consisting of members of our executive management and senior staff. The purpose of the Disclosure Committee is to oversee our system of disclosure controls, assist and advise the Chief Executive Officer and Chief Financial Officer in making the required certifications in SEC reports and evaluate the company's internal control function. The Disclosure Committee was established to bring together on a regular basis representatives from our core business lines and employees involved in the preparation of our financial statements to discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. The Disclosure Committee reports to our Chief Executive Officer and, as appropriate, to our Audit Committee. The Disclosure Committee meets quarterly and otherwise as needed. The Disclosure Committee has adopted a written charter to memorialize the Disclosure Committee's purpose and procedures. A copy of the charter may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

Communications with the Board

        We provide the opportunity for interested parties, including shareholders, to communicate with members of the Board. Interested parties may communicate with our Lead Director, the other independent Board members or the chairperson of any of the committees of the Board by e-mail or regular mail. All communications by e-mail should be sent to CorporateSecretary@istarfinancial.com. Communications sent by regular mail should be sent to the attention of the Lead Director, the independent directors, the Audit Committee Chairman, the Compensation Committee Chairman, the Nominating and Governance Committee Chairman, or the Investment Committee Chairman, as the case may be, in each instance in care of the Secretary of the company at our headquarters at 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

        Our General Counsel and our Secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. These officers will forward all appropriate communications received, or a summary of such communications, to the appropriate Board member(s). However, we reserve the right to disregard any communication that our General Counsel and our Secretary determine is unduly hostile, threatening, illegal, does not reasonably relate to the company or its business, or is similarly inappropriate. These officers have the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Shareholder Nominations for the Board

        Shareholder nominations for election to the Board should be sent to the attention of the Secretary of the company at the address appearing on the notice accompanying this proxy statement, describing the candidate's qualifications and accompanied by the candidate's written statement of willingness and affirmative desire to serve in a manner representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the company's Bylaws.

        Candidates proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Nominating and Governance Committee of the Board in considering all candidates for election to the Board. See "INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES—The Nominating and Governance Committee."

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion and analysis relates to compensation and benefits paid to or earned by our named executive officers during fiscal year 2007. Our named executive officers are Jay Sugarman, Jay S. Nydick, Catherine D. Rice, Daniel S. Abrams and Timothy J. O'Connor. The following discussion should be read in conjunction with the other information presented in this proxy statement, including the information in the compensation tables and the footnotes to those tables.

  Oversight of Compensation Programs

        The members of the Compensation Committee of our Board of Directors have primary responsibility for overseeing our compensation programs for our named executive officers. The Compensation Committee is composed exclusively of independent directors, as defined under the NYSE listing standards. The Compensation Committee operates under a written charter that may be found on the company's website at www.istarfinancial.com. The Compensation Committee meets periodically during the year to perform its functions and reports to the Board periodically regarding compensation and related matters. The Compensation Committee consults with compensation consultants, outside counsel, and other advisors as appropriate, in the Compensation Committee's discretion, to assist in discharging the Compensation Committee's duties.

  2007 Compensation—Overview

        As described in more detail in our Annual Report on Form 10-K for the 2007 fiscal year, we experienced significant growth in 2007, primarily as a result of the discounted acquisition of the commercial real estate portfolio of Fremont Investment & Loan. Our total assets increased by 43%, our revenues increased by 49% and we grew to over 300 employees in 12 U.S. offices and a European subsidiary.

        At the same time, our 2007 results and our shareholder returns were adversely impacted by the credit crisis which has affected global financial markets beginning in the second half of 2007 and continuing today. The credit crisis negatively affected our 2007 earnings and returns on equity, as well as the value of several of our investments. A more detailed analysis of our financial and operational performance is contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of our 2007 Annual Report on Form 10-K filed with the SEC.

        Our Compensation Committee considered these and other factors when making compensation decisions for 2007. In particular,

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  We did not increase the base salaries for any of our named executive officers;

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  We reduced the annual cash incentive awards for three of our named executive officers and maintained the same annual cash incentive awards for the two other named executive officers as they were paid in 2006;

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  We allocated a higher proportion of overall compensation for our named executive officers to long-term equity awards and away from annual cash bonuses;

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  We determined that a portion of the annual equity incentive awards made to our named executive officers would be subject to a total shareholder return threshold measured over three years, and that no dividends would be paid on those awards unless and until they vested; and

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  We implemented our policy of having executive officers serve at the will of the board of directors by not renewing the employment agreements of our Chief Executive Officer and our President.

  Objectives of Our Compensation Program

        As a leading publicly traded finance company focused on the commercial real estate industry, we operate in a highly competitive market. Our ability to compete successfully in implementing our investment and other strategic initiatives depends on the talent, skills and commitment of our employees and in particular our senior executives. We have found that, in recruiting and retaining executive and non-executive employees, we compete primarily with investment banking firms, hedge funds, private equity funds and other public and private asset management companies, especially those located in New York City. Accordingly, we believe we must compensate our executive officers at a level that is commensurate with their performance when measured against executive officers in these types of firms and other comparable companies.

        The company's compensation practices and programs are designed to achieve the following objectives:

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  To attract, retain, motivate and reward key employees that further the company's current and long-term strategic, business and financial goals in the creation of shareholder value.

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  To provide an appropriate mix of current compensation and long-term rewards that is properly balanced between salary and performance-based pay and includes cash, equity compensation and other benefits.

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  To align shareholder interests and employee rewards.

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  To establish appropriate incentives for management and employees that are consistent with our culture and values.

  Elements of Our Compensation Program

        The principal elements of our compensation program for our named executive officers are (1) base salaries; (2) annual incentives, including cash bonuses; (3) long-term incentives, including equity awards under our 2006 Long-Term Incentive Plan, which may consist of restricted shares, restricted stock units, stock options, performance shares and other equity-based awards; and (4) other group benefit programs offered to employees generally, including retirement benefits under a 401(k) plan. By combining these elements, we seek to achieve the objectives described in the preceding section.

        The Compensation Committee exercises independent discretion in determining and approving the base salary, annual incentives and long-term incentives for each of the named executive officers, subject in the case of our Chief Executive Officer and our President to their employment agreements which set their base salaries for 2007. The Compensation Committee generally does not adhere to rigid formulae in determining the amount and mix of compensation elements. Our mix of compensation elements seeks to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. Our policy is to set base salaries at fair but relatively moderate levels, and to reward and motivate performance with annual and long-term incentive bonuses.

        The Compensation Committee did not apply a pre-set formula for determining the allocation between annual and long-term incentive bonuses for our Chief Executive Officer, our President, our Chief Financial Officer and the other named executive officers for services in 2007. For these named executive officers, approximately 7% to 15% of their total compensation for 2007 was in the form of base salary, approximately 44% to 50% was in the form of annual cash incentive bonus and approximately 30% to 43% was in the form of long-term equity incentive bonus. This allocation reflects a greater emphasis on long-term equity incentive awards for 2007 as compared with 2006 when approximately 62% to 76% of compensation was in the form of annual cash bonuses and 7% to 18% was in the form of equity awards.

        We intend for our compensation program to act as a retention tool and to provide continued and additional incentives to maximize our stock price and thereby more closely align the economic interests of our named executive officers with those of our shareholders. In accordance with this approach, the Compensation Committee determined that a portion of the equity awards made to our named executive officers would vest in annual installments over three years and the balance of the awards would "cliff" vest on December 31, 2010 only if the total shareholder return on our common stock is at least 20% (compounded annually, including dividends) from the date of award through the end of vesting period.

        Our compensation program does not include any significant personal benefits or perquisites for our named executive officers beyond benefits offered to our employees generally. We do not maintain any retirement or pension plans for our named executive officers or other employees, other than our 401(k) plan that is available to our employees generally.

        Through the elements of our compensation practices and programs, we seek to maintain a competitive compensation package for each named executive officer, while being sensitive to the company's fiscal year budget, annual accounting costs and the impact of share dilution.

        Summarized below are the components of our compensation program for the named executive officers.

(1) Base Salaries.

        In establishing base salary levels for our named executive officers, we consider the executive's position and responsibility, experience, length of service with the company, and overall performance, as well as the compensation practices of other companies in the markets where we compete for executive talent. Base salaries are reviewed annually, but are not automatically increased if we feel that incentive awards are more appropriate means of rewarding and incentivizing performance.

(2) Annual Incentives.

        Our primary annual incentives are in the form of cash bonuses, which are awarded to named executive officers and other employees and are designed to reward annual performance in the following areas: (a) overall company performance; (b) business segment or departmental performance; (c) individual performance; and (d) other factors we determine to be appropriate. Annual cash bonuses were paid to each of our named executive officers for services in 2007.

(3) Long-Term Incentives.

  2006 Long-Term Incentive Plan

        We make annual awards to our named executive officers and other employees of long-term equity-based incentives under our 2006 Long-Term Incentive Plan. We expect equity-based incentives to continue to comprise an important part of the compensation packages needed to provide long-term incentives and rewards to our named executive officers. Awards under the 2006 Long-Term Incentive Plan may consist of restricted shares, restricted stock units, stock options, performance shares and other equity-based awards. Equity-based awards are intended to align the interests of our executive officers and other employees by creating an incentive to maximize shareholder value and also encourage employees to remain employed by the company by providing that the awards vest over several years based on continued employment.

        In recent years, these equity-based incentive awards have generally been in the form of restricted stock units that vest in equal annual installments over three years. In January 2008, we determined that a portion of the restricted stock units granted to our named executive officers would "cliff" vest on December 31, 2010 only if the total shareholder return on our common stock is at least 20%

(compounded annually, including dividends) from the date of award through the end of vesting period. We have not made any recent awards of stock options or other forms of equity-based awards.

        We believe that restricted stock units satisfy our aims of motivating and retaining executives and aligning their interests with shareholders because the units are forfeited if the executive's employment terminates before the unit vests and the units appreciate in value to the same extent as our common stock. We pay current dividend equivalent payments on our restricted stock units that vest based on the passage of time, so that the executives will receive current income to the same extent as our shareholders. However, the recent awards of restricted stock units that will vest at the end of the vesting period only if a specified total shareholder return performance threshold has been achieved do not include dividend equivalent payments.

  High Performance Unit Program

        In 2002, we began implementing a High Performance Unit program, or HPU Program, as part of our overall compensation program. The HPU Program is a performance-based employee compensation plan that has significant value to the participants only if the company provides superior returns to its shareholders. Under the HPU Program, the company has issued high performance common stock through a series of plans, and employee participants have purchased interests in the high performance common stock using their own personal funds. The purchase prices for the HPU interests have been based, among other things, upon independent valuation analyses prepared by a major investment banking firm and approved by our Compensation Committee with respect to each plan in the program.

        To date, HPU interests have been offered for sale to employees in a total of seven regular HPU plans and four HPU plans for senior executive officers, with valuation dates ranging from December 31, 2002 through December 31, 2008. The aggregate initial purchase prices paid by employees, including named executive officers Catherine D. Rice, Dan Abrams and Tim O'Connor, for interests in the regular HPU plans were approximately $2,800,000 for the 2002 HPU plan; approximately $1,800,000 for the 2003 HPU plan; approximately $1,400,000 for the 2004 HPU plan; approximately $600,000 for the 2005 HPU plan; approximately $700,000 for the 2006 HPU plan; approximately $600,000 for the 2007 HPU plan; and approximately $800,000 for the 2008 HPU plan. The aggregate initial purchase prices paid by named executive officers Jay Sugarman and Jay Nydick for interests in the senior executive HPU plans were approximately $300,000 for the 2005 Senior Executive HPU plan; approximately $400,000 for the 2006 Senior Executive HPU plan; approximately $400,000 for the 2007 Senior Executive HPU plan; and approximately $500,000 for the 2008 Senior Executive HPU plan.

        Our total shareholder returns for the valuation periods under the 2002, 2003 and 2004 regular HPU plans exceeded both the fixed performance thresholds and the industry index returns set forth in these plans. As a result of this superior performance, the participants in these plans are entitled to receive aggregate distributions equivalent to the amount of cash dividends and other distributions payable on our common stock, as and when such dividends and other distributions are paid, equivalent to the following amounts of shares: 2002 HPU plan: 819,254 shares; 2003 HPU plan: 987,149 shares; and 2004 HPU plan: 1,031,875 shares.

        Upon a change of control as defined in the HPU plan documents, the HPU participants in the regular 2002, 2003 and 2004 HPU plans will be entitled to receive, in the aggregate, the per share consideration paid to our common shareholders in the change of control transaction multiplied by 819,254 shares; 987,149 shares; and 1,031,875 shares, respectively.

        Our total shareholder returns for the valuation periods under the 2005, 2006 and 2007 regular HPU plans and all four of the senior executive HPU plans did not exceed the industry index returns for those plans. As a consequence, these plans were not funded and we redeemed the high performance common stock held by these plans for its nominal fair value (approximately $500 in the aggregate for each of the regular 2005, 2006 and 2007 HPU plans, and $100 in the aggregate for each of the senior executive HPU plans, respectively). Each unit holder received his or her proportionate share of the nominal fair value of the high performance common stock held by these plans and realized virtually a complete loss on his or her investments as a result. The valuation date for the 2008 HPU plan has not yet occurred.

        We do not intend to offer interests in any new HPU plans for sale to employees. We have concluded that the HPU Program does not provide the most appropriate means to provide long-term incentive compensation for our senior executives and other key employees, especially when compared to the 2007 Incentive Compensation Plan. Because the relevant performance metric established under the HPU Program is based solely on total return to shareholders over a fixed period of time, and due also to changes in the assumptions for the liquidity, non-voting and forfeiture discounts that must be used to value High Performance Units, we have concluded that the HPU program no longer provides appropriate flexibility as a performance-based compensation plan.

(4) Other Benefits.

        Compensation for our employees, including our named executive officers, also includes various general group benefits, such as health insurance and retirement plans, in which substantially all of our employees participate. At the present time, we provide group health, life and disability insurance benefits, a 401(k) retirement plan, standard paid time off benefits and other standard employee benefits.

  Executive Employment Agreements

        The employment agreements of Mr. Sugarman, our Chief Executive Officer, and Mr. Nydick, our President, expired on March 31, 2008 and December 31, 2007, respectively, and by mutual agreement of the parties were not renewed or extended. These executives continue to serve in their current capacities at the will of the Board. The company will be able to terminate the employment of all of our named executive officers with discretion as to the terms of any severance arrangement. We believe this policy is consistent with the company's performance-based employment and compensation philosophy.

  Process For Determining Compensation, Including Equity Awards

        Compensation decisions for our named executive officers and other employees are made annually, after reviewing the performance of the company and carefully evaluating an individual's performance during the year. The base salaries for our Chief Executive Officer and President for 2007 were set in their employment agreements with the company. The Compensation Committee determined our Chief Executive Officer's annual cash bonus and long-term incentive award for 2007. Our Chief Executive Officer made recommendations to the Compensation Committee regarding the annual compensation for each of our other named executive officers.

        In early January, decisions are made with respect to base salaries for the coming year, and annual cash bonuses and long-term incentive awards for service in the previous year. All annual cash bonuses are paid on January 31 of the year following the relevant compensation year. Equity awards are generally issued in January of the year following the relevant compensation year.

  Role of Compensation Consultants in Determining or Recommending Executive Compensation

        Our Compensation Committee has authority to retain compensation consultants, outside counsel, and other advisors that it deems appropriate, in its sole discretion, to assist the Compensation Committee in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants. The Compensation Committee has engaged a compensation consultant in the past in connection with the structuring of our Chief Executive Officer's 2004 employment agreement and making compensation awards under that agreement. In addition, the Compensation Committee retained Johnson Associates Inc., a compensation consulting firm with special expertise in financial services, including investment management, private equity funds and other public and private asset management companies, in connection with consideration of the iStar Financial Inc. 2007 Incentive Compensation Plan which was approved by our stockholders in 2007.

  Compensation of Our Chief Executive Officer For 2007

        We entered into an employment agreement with Jay Sugarman, our Chairman and Chief Executive Officer, effective March 31, 2004. As noted above, this employment agreement expired on March 31, 2008 and Mr. Sugarman continues to serve as our chief executive officer at the will of the Board. Mr. Sugarman's compensation in 2007 was governed by the employment agreement, which provided that the material terms of Mr. Sugarman's compensation were an annual salary of $1.0 million and a potential annual cash incentive award of up to $5.0 million.

        For the 2007 fiscal year, Mr. Sugarman received a base salary of $1.0 million and was awarded a cash bonus of $3.0 million. In addition, Mr. Sugarman was granted an equity-based incentive award consisting of 177,383 restricted stock units that will "cliff" vest on December 31, 2010 if the total shareholder return on our common stock is at least 20% (compounded annually, including dividends) from the date of award through the end of vesting period and 177,384 restricted stock units that will vest ratably over three years.

        In determining Mr. Sugarman's compensation, the Compensation Committee evaluated the Company's financial performance and shareholder returns and areas such as succession planning, investor and employee relations and strategic objectives. In determining that Mr. Sugarman should receive a cash bonus which was below the maximum cash bonus for which he was eligible, the Compensation Committee balanced the performance of the company, which was negatively impacted by the credit crisis, and the related impact on total shareholder returns against other relevant factors, including the following:

  •
  Despite the difficult market for all lenders, we experienced another year of growth in 2007. We generated a record $1.4 billion of revenue or 49% more than in 2006. At year-end, our total assets were $15.8 billion, a 43% increase over last year.

  •
  As we have done every year since we became a public company in 1999, we raised our annual dividend. Most recently, we have increased the dividend to $3.48 per share for 2008. In addition, we paid a special dividend of $0.25 per share in 2007. Since 1999, we have paid over $2.5 billion in common share dividends or $25.42 per common share.

  •
  Notwithstanding many challenges in our industry and the economy generally in 2007, our core business performed steadily, as did our newer initiatives, AutoStar, TimberStar, iStar Europe, and Oak Hill Advisors.

  •
  Through our acquisition and successful integration of Fremont Investment & Loan's commercial real estate lending business, we have increased our asset base, obtained hundreds of new customers and gained a deeper regional presence throughout the U.S., creating one of the strongest construction and direct origination platforms in the country.

  •
  While some of our investments experienced stress due to market conditions last year, our balance sheet remains strong. Our portfolio is highly diversified by product type, geographic area, loan structure and origination vintage. The portfolio is largely unencumbered, contains unrecognized gains, and contains no sub-prime investments, no residential mortgage-backed securities and no commercial mortgage-backed securities. In addition, we have taken steps to increase our liquidity position, improve our financial flexibility and position ourselves to take advantage of new opportunities in this dislocated market.

  Compensation of Other Named Executive Officers For 2007

        The specific compensation decisions made for each of our other named executive officers for 2007 reflect the Compensation Committee's approach to 2007 compensation as described under "2007 Compensation—Overview." Base salaries were not increased, annual cash bonuses were flat or reduced from 2006 and a greater percentage of compensation was allocated to equity awards.

        In determining the 2007 compensation of Ms. Rice and Messrs. Nydick, Abrams and O'Connor, we evaluated their individual contributions to the company's overall performance and achievements. We also evaluated the performance of the group or initiatives that each individual leads under the direction of Mr. Sugarman. The base salary of Mr. Nydick was determined under his employment agreement, described on page 29, and did not change in 2007. The 2007 base salaries of Ms. Rice and Messrs. O'Connor and Abrams also did not change from 2006.

        Mr. Nydick's 2007 annual cash bonus was in the same amount as his cash bonus for 2006. Mr. Nydick's bonus was maintained at this level based upon consideration of his strong performance as one of our key leaders, his significant contributions to the company's overall performance and in particular the outstanding results of the important strategic initiatives that Mr. Nydick leads under the direction of Mr. Sugarman, including, AutoStar, TimberStar and iStar Europe. The Compensation Committee specifically considered the pending (and since completed) sale of the TimberStar Southwest venture on very favorable terms. In addition, the Compensation Committee took into account the fact that a prior incentive compensation arrangement under Mr. Nydick's employment agreement had never been formally implemented.

        The 2007 annual cash bonuses decreased by $250,000 (16.7%) for Ms. Rice, decreased by $500,000 (28.6%) for Mr. Abrams and remained the same for Mr. O'Connor. The bonuses for these named executive officers were approved based upon consideration of each individual's contributions to the company's overall performance and in particular the performance of the group or initiatives that each leads under the direction of Mr. Sugarman, in the context of very difficult market conditions for all companies in our industry. Mr. O'Connor's annual cash bonus was maintained at the same level as for 2006 primarily due to his efforts in overseeing the integration of the Fremont business and the 120 employees and nine new offices that we assumed in that transaction.

        The Compensation Committee also approved equity incentive awards for each of these named executive officers for 2007. Mr. Nydick was awarded 44,346 restricted stock units that will "cliff" vest on December 31, 2010 if the total shareholder return on our common stock is at least 20% (compounded annually, including dividends) from the date of award through the end of vesting period, 88,692 restricted stock units that will vest ratably over three years and, in addition, 31,204 fully-vested shares of our common stock, in recognition of the decision not to extend the term of Mr. Nydick's employment agreement upon its expiration on December 31, 2007. Ms. Rice was awarded 35,477 restricted stock units that will vest on December 31, 2010 if the 20% total shareholder return performance threshold has been achieved and 44,346 restricted stock units that will vest ratably over three years. Mr. O'Connor was awarded 44,346 restricted stock units that will vest ratably over three years. Mr. Abrams was awarded 44,346 restricted stock units that will "cliff" vest on December 31, 2010 if the 20% total shareholder return performance threshold has been achieved and 44,346 restricted stock units that will vest ratably over three years. The restricted stock unit awards that vest in annual installments over three years are entitled to dividend equivalent payments from the date of grant, as and when dividends are paid on our common stock. The restricted stock unit awards that vest if the specified total shareholder return performance threshold has been achieved are not entitled to dividend equivalent payments.

  Compensation Committee Report

        In connection with our oversight of the company's compensation programs, we, the members of the Compensation Committee listed below, have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon the review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the company's Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by the Compensation Committee:

    Robin Josephs (Chairperson)
    John G. McDonald
    Jeffrey A. Weber

        The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

Summary Compensation Table

        The following table sets forth the compensation information for the years ended December 31, 2007 and December 31, 2006 for Jay Sugarman, our Chief Executive Officer, Catherine D. Rice, our Chief Financial Officer and our three other most highly-compensated executive officers, whose total compensation exceeded $100,000 during the last fiscal year. We refer to these persons as our named executive officers elsewhere in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Jay Sugarman Chairman and Chief Executive Officer(4)	2007 2006	1,000,000 1,000,000	3,000,000 5,000,000	2,202,377 464,799		— —	— —	— —	482,336 136,014	6,684,713 6,600,813

Catherine D. Rice Chief Financial Officer	2007 2006	350,000 350,000	1,250,000 1,500,000	958,170 387,388		— —	— —	— —	204,173 115,141	2,762,343 2,352,529

Jay S. Nydick President	2007 2006	350,000 350,000	2,250,000 2,250,000	2,191,189 439,459	(5)	— —	— —	— —	305,708 136,014	5,096,897 3,175,473

Daniel S. Abrams Executive Vice President	2007 2006	300,000 300,000	1,250,000 1,750,000	1,079,813 471,048		— —	— —	— —	240,454 137,500	2,870,267 2,658,448

Timothy J. O'Connor Chief Operating Officer	2007 2006	350,000 350,000	1,250,000 1,250,000	747,281 314,032		— —	— —	— —	169,408 94,392	2,516,689 2,008,424

(1)
Amounts included in the "Bonus" column represent cash incentive bonuses paid for services during the year noted and are paid in January of the succeeding year.

(2)
Amounts included in the "Stock Awards" column primarily represent the compensation expenses related to the restricted stock units recorded in the company's consolidated financial statements for 2007 and 2006 pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123(R). Amounts shown do not reflect compensation actually received by the named executive officer. These compensation costs relate to restricted stock units awarded to the named executive officer and are calculated by ratably allocating fair value of the awards over the required service or vesting period, which is generally three years. The fair value of restricted stock units is calculated by multiplying the number of units by the closing price of our common stock on the date of the award.

(3)
For all named executive officers, "All Other Compensation" includes dividend equivalents paid on restricted stock units (in 2007—$472,372 for Mr. Sugarman, $194,209 for Ms. Rice, $295,954 for Mr. Nydick, $229,314 for Mr. Abrams and $159,108 for Mr. O'Connor and in 2006—$126,505 for Mr. Sugarman, $105,419 for Ms. Rice, $126,505 for Mr. Nydick, $126,505 for Mr. Abrams and $84,337 for Mr. O'Connor), the company's matching contributions to the named executive officer's account in our 401(k) plan, and additional compensation attributable to certain life insurance and disability insurance premiums. The dividend equivalents were paid to the named executive officers in the same amount and at the same time as dividends were paid on equivalent amounts of our common stock.

(4)
Pursuant to an employment agreement, Mr. Sugarman received an annual salary of $1.0 million and an annual cash incentive award based on his performance, which for 2007 was $3.0 million and for 2006 was $5.0 million. Please refer to the Compensation Discussion and Analysis for further discussion of Mr. Sugarman's compensation and employment agreement.

(5)
For Mr. Nydick, the "Stock Awards" column for 2007 also includes $882,761, representing the fair value of 31,204 shares of our common stock that he was awarded during 2007 in connection with the non-renewal of his employment agreement The fair value of the shares awarded was calculated by multiplying the number of shares by the closing price of our common stock on the date of the award. Please refer to the Compensation Discussion and Analysis for further discussion of Mr. Nydick's compensation and employment agreement.

Grants of Plan-Based Awards

        The following table includes information regarding all plan-based awards granted to the named executive officers during 2007. The amount of these awards that were expensed is shown in the Summary Compensation Table on the previous page. The unvested portion of the stock awards identified in the table below is also reported in the Outstanding Equity Awards table on page 28. Except as noted otherwise in the table below, all plan-based awards granted in 2007 were in the form of restricted stock units vesting ratably over three years. We have not granted any stock options since 2003.

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)		Threshold (#)	Target (#)
Name	Grant Date			Maximum ($)			Maximum (#)

Jay Sugarman	01/19/2007	—	—	—	—	—	—	104,015	(3)	—	—	5,109,217

Catherine D. Rice	01/19/2007	—	—	—	—	—	—	31,204	(3)	—	—	1,532,740

Jay S. Nydick	01/19/2007 11/08/2007	—	—	—	—	—	—	46,807 31,204	(3) (4)	—	—	2,299,160 882,761

Daniel S. Abrams	01/19/2007	—	—	—	—	—	—	36,405	(3)	—	—	1,788,214

Timothy J. O'Connor	01/19/2007	—	—	—	—	—	—	26,004	(3)	—	—	1,277,316

(1)
The company's HPU Program and Senior Executive HPU Program are performance-based employee compensation plans that have significant value to the participants only if the company provides superior returns to its shareholders. The programs are more fully described elsewhere in this proxy statement and in Note 12 to our consolidated financial statements, included in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. The 2008 plans were established in 2006 with a three-year valuation period ending December 31, 2008. In 2006, Ms. Rice purchased a 7% interest, Mr. Abrams purchased a 6% interest, and Mr. O'Connor purchased a 7% interest in the 2008 HPU plan. In 2006, Mr. Sugarman purchased a 70% interest and Mr. Nydick purchased a 30% interest in the 2008 Senior Executive HPU plan. The purchases were made at fair market value established by the Board's Compensation Committee based, among other things, upon an independent valuation analysis prepared by a major investment banking firm. The aggregate purchase prices paid for all interests in the 2008 HPU plan and the 2008 Senior Executive HPU plan were $0.7 million and $0.5 million, respectively.

(2)
The value of these awards is based on the fair value as of the grant date of such award, determined pursuant to FAS 123(R), which is calculated by multiplying the number of units by the closing price of our common stock on the date of the award.

(3)
Represents restricted stock units awarded to the named executive officers in 2007 for services rendered during 2006. These restricted stock units represent the right to receive an equivalent number of shares of our common stock if and when the units have vested. The units will vest in annual installments over three years. Vesting is based on continued employment. Units that are not vested may not be sold, transferred or pledged except by will, the laws of descent or to or for the benefit of the named executive officer's family. If the named executive officer voluntarily terminates employment with iStar Financial Inc., or iStar Financial Inc. terminates the named executive officer's employment for cause (as defined in the award), any unvested portion of the units will be forfeited automatically as of the date of termination. Dividend equivalents are paid on these awards from the date of grant, as and when dividends are paid on our common stock.

(4)
Represents an award of fully-vested shares of our common stock made to Mr. Nydick on November 8, 2007 in connection with the expiration of Mr. Nydick's employment agreement on December 31, 2007. See discussion under "Employment Agreements with Named Executive Officers" below.

Outstanding Equity Awards

        The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal year 2007, including stock option awards and unvested restricted stock units. We have not granted any stock options since 2003.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jay Sugarman	288,111 333,333	—	—	14.72 16.88	03/18/2008 01/03/2010	27,382(3 104,015(4	) )	713,301 2,709,591	—	—

Catherine D. Rice	—	—	—	—	—	22,818(3 31,204(4	) )	594,909 812,864	—	—

Jay S. Nydick	—	—	—	—	—	27,382(3 46,807(4	) )	713,301 1,219,322	—	—

Daniel S. Abrams	—	—	—	—	—	27,382(3 36,405(4	) )	713,301 948,350	—	—

Timothy J. O'Connor	—	—	—	—	—	18,254(3 26,004(4	) )	475,517 677,404	—	—

(1)
The market value of unvested restricted stock units is calculated by multiplying the number of units by $26.05, the closing market price of our common stock on December 31, 2007.

(2)
The company's HPU Program and Senior Executive HPU Program are performance-based employee compensation plans that have significant value to the participants only if the company provides superior returns to its shareholders. The programs are more fully described elsewhere in this proxy statement and in Note 12 to our consolidated financial statements, included in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. As of December 31, 2007, the valuation dates have not yet occurred for each of the 2008 HPU plan and 2008 Senior Executive HPU plan. If at the end of the three-year valuation period ending on December 31, 2008, the total rate of shareholder return on the company's common stock exceeds certain performance thresholds, the HPU participants and Senior Executive HPU participants will receive cash distributions in the nature of dividends payable on a calculated equivalent amount of our common stock, as defined by the respective plans, after the respective valuation date. However, if the total rate of shareholder return for the relevant valuation period does not exceed these performance thresholds, then the HPU interests only have a nominal value. As of December 31, 2007, Ms. Rice has purchased a 7% interest in the 2008 HPU plan, Mr. Abrams has purchased a 6% interest in the 2008 HPU plan and Mr. O'Connor has purchased a 7% interest in the 2008 HPU plan. As of December 31, 2007, Mr. Sugarman has purchased a 70% interest in the 2008 Senior Executive HPU plan and Mr. Nydick has purchased a 30% interest in the 2008 Senior Executive HPU plan.

(3)
These restricted stock units will vest in 50% increments on January 2, 2008 and 2009.

(4)
These restricted stock units will vest in 33 1/3% increments on January 2, 2008, 2009 and 2010.

Aggregate Option Exercises and Stocks Vested in 2007

        The following table presents information for the named officers relating to stock option exercises during 2007 and restricted stock units that have vested during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number Of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Jay Sugarman	50,000	1,002,500	13,691	654,704
Catherine D. Rice	—	—	11,410	545,626
Jay S. Nydick	—	—	13,691	654,704
Daniel S. Abrams	—	—	13,691	654,704
Timothy J. O'Connor	—	—	9,128	436,501

(1)
The number of shares received by Mr. Sugarman, Ms. Rice, Mr. Nydick, Mr. Abrams and Mr. O'Connor upon vesting of these awards, net of shares withheld by the company to cover associated tax liabilities, were 8,390, 6,971, 8,390, 8,938 and 5,917 shares, respectively.

Pension Benefits; Deferred Compensation

        We do not maintain any tax-qualified defined benefit plans, supplemental executive retirement plans or similar plans for which information is required to be reported in a pension benefits table. Similarly, we do not maintain any non-qualified deferred compensation plans for which information is required to be reported.

Employment Agreements with Named Executive Officers

        As discussed under "Compensation Discussion and Analysis," our employment agreement with Mr. Sugarman, our Chief Executive Officer, expired on March 31, 2008 and our employment agreement with Mr. Nydick, our President, expired on December 31, 2007. By mutual agreement of the parties, these agreements were not renewed or extended at their expiration, although the employment of these executives continues. As a result, Messrs. Sugarman and Nydick, along with all of the Company's other named executive officers, serve at the will of the Board. Because the agreements were in place during the year ended December 31, 2007, we have described them in this proxy statement for informational purposes.

        Chief Executive Officer.    See "Compensation Discussion and Analysis—Compensation of our Chief Executive Officer for 2007."

        President.    In November 2004, Jay S. Nydick, President of the company, entered into a three-year employment agreement with the company. Under this agreement, Mr. Nydick received a base salary of $350,000 per year and was eligible to receive an annual cash incentive award, based upon his performance. His annual bonus target was $650,000, subject to annual review and adjustment.

Severance, Change-in-Control or Similar Arrangements

        We do not maintain any severance, change-in-control or similar programs or arrangements that provide for payments to the named executive officers following termination of employment or a change of control of the company, except as described herein.

        Under the HPU Program, upon a change of control (as defined in the HPU plan documents) the HPU participants will be entitled to receive the per share consideration paid to our common shareholders in the change of control transaction multiplied by the equivalent number of shares represented by their outstanding HPU interests for which valuation dates have occurred. With respect to their interests held in the HPU plans, Ms. Rice and Messrs. O'Connor and Abrams will be entitled to receive the per share consideration paid to our common shareholders in the change of control transaction multiplied by 51,764 shares in the case of Ms. Rice, 325,255 shares in the case of Mr. O'Connor and 141,911 shares in the case of Mr. Abrams. If a change-in-control transaction occurred on December 31, 2007, Ms. Rice and Messrs. O'Connor and Abrams would have received consideration in the transaction in respect of their HPU interests having equity value of $1,348,452, $8,480,708 and $3,696,782, respectively, based upon the $26.05 per share NYSE closing price of our common stock as of that date and assuming the consideration received is equal to such closing price on such date. No consideration is payable in a change-in-control transaction with respect to HPU interests that have been redeemed or for which valuation dates have not yet occurred.

        Under the standard terms of our restricted stock unit awards, in the event an employee's employment is terminated by us without cause, the unvested portion of the employee's restricted stock units will be accelerated. If employment of our named executive officers had been terminated without cause on December 31, 2007, the named executive officers would have received accelerated vesting of unvested units in the amounts, and having the values, set forth below:

Name	Number of Units That Have Not Vested	Market Value of Units That Have Not Vested(1)
Jay Sugarman	131,397	$3,422,892
Catherine D. Rice	54,022	$1,407,273
Jay S. Nydick	74,189	$1,932,623
Daniel S. Abrams	63,787	$1,661,651
Timothy J. O'Connor	44,258	$1,152,921

    (1)
    Based on the $26.05 per share of NYSE closing price of our common stock as of December 31, 2007.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are Ms. Robin Josephs (Chairperson), John G. McDonald and Jeffrey A. Weber. No member of the Compensation Committee is or was formerly an officer or an employee of the company. No executive officer of the company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the company's Board, nor has such interlocking relationship existed in the past.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Directors, officers and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were met.

DIRECTOR COMPENSATION

        We pay non-employee directors an annual retainer of $50,000, paid in quarterly installments of $12,500. Additional retainer payments are not made to the chairpersons of Board committees or to our Lead Director. Non-employee directors also receive $2,000 for attendance at Board meetings. The Audit Committee chairperson receives $2,750 for attendance at Audit Committee meetings and other Audit Committee members receive $2,000 per Audit Committee meeting. Other committee chairpersons receive $2,250 for attendance at committee meetings and other committee members receive $1,500 per committee meeting. Each non-employee director also receives an annual grant of 2,500 common stock equivalents at the time of the annual shareholders meeting. In 2007, Ms. Josephs received a special award of 1,327 common stock equivalents in consideration of her services as Lead Director. The common stock equivalents generally vest at the time of the next subsequent annual shareholders meeting, although vesting is accelerated in limited circumstances. An amount equal to the dividends paid on 2,500 shares of the company's common stock is paid on the common stock equivalents from the date of grant, as and when dividends are paid on the common stock. Under the Non-Employee Directors' Deferral Plan, directors have the opportunity to defer the receipt of some or all of their compensation in accordance with the provisions of the Plan.

        The table below summarizes the compensation information for our non-employee directors for the fiscal year ended December 31, 2007. Jay Sugarman, the company's Chairman and Chief Executive Officer, is not included in this table as he is an employee of the company and receives no compensation for his services as a director. Compensation for Mr. Sugarman is shown in the Summary Compensation Table on page 26.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)(4)	Total ($)
Glenn R. August	76,000	88,166	—	—	—	24,900	189,066
Robert W. Holman, Jr.	126,750	88,166	—	—	—	45,534	260,450
Robin Josephs	158,750	108,433	—	—	—	45,457	312,640
John G. McDonald	122,750	88,166	—	—	—	52,189	263,105
George R. Puskar	144,500	88,166	—	—	—	42,876	275,542
Jeffrey A. Weber	109,000	88,166	—	—	—	42,876	240,042

(1)
Amounts included in the "Stock Awards" column reflect the compensation expense recorded in the company's consolidated financial statements for 2007 pursuant to FAS 123(R) related to common stock equivalents awards made to the directors under the Non-Employee Directors' Deferral Plan. Amounts shown do not reflect compensation actually received by the directors. These compensation costs relate to common stock equivalents awarded to the named directors in 2007 and are calculated by ratably allocating the fair value of the awards over the required service or vesting period, which is generally one year from the date of grant. As of December 31, 2007, each director held the following aggregate number of common stock equivalents, including additional common stock equivalents credited as a result of reinvestment of dividend equivalents: Glenn R. August—7,500; Robert W. Holman, Jr.—13,759; Robin Josephs—13,827; John G. McDonald—15,682; George R. Puskar—12,500; and Jeffrey A. Weber—12,500.

(2)
The company recorded no compensation expense in the 2007 consolidated financial statements pursuant to FAS 123(R) related to stock option awards made to the directors. No option awards were granted to directors in 2007. As of December 31, 2007, each director held the following aggregate number of options outstanding: Glenn R. August—no options; Robert W. Holman, Jr.—

  30,000 options; Robin Josephs—15,994 options; John G. McDonald—30,000 options; George R. Puskar—no options; and Jeffrey A. Weber—no options.

(3)
For all directors, "All Other Compensation" includes dividend equivalents paid on common stock equivalents. The dividend equivalents were paid to the directors in the same amount and at the same time as dividends were paid on equivalent amounts of our common stock. In accordance with the Non-Employee Directors' Deferral Plan, certain directors have elected to have additional common stock equivalents credited to their accounts in lieu of receiving dividend equivalents on their common stock equivalents, based on the fair market value of our common stock on the dividend payment dates.

(4)
Does not include amounts donated at the request of our directors pursuant to our broad-based matching gifts program, under which our company will donate funds equal to contributions made by directors or employees to a qualified nonprofit organization, up to a maximum annual matching contribution per individual of $5,000 for directors and senior officers, $2,500 for other officers and $1,500 for other employees. In 2007, we made matching gifts in the amount of $5,000 each to charitable organizations designated by Robin Josephs, George R. Puskar and Jeffrey A. Weber.

INDEMNIFICATION

        The company and each of our directors and executive officers have entered into indemnification agreements. The indemnification agreements provide that we will indemnify the directors and the executive officers to the fullest extent permitted by our charter and Maryland law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation to which any of them is, or is threatened to be, made a party by reason of their status as our director, officer or agent, or by reason of their serving as a director, officer or agent of another company at our request. We will not indemnify the directors and executive officers if it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit; or (3) in the case of a criminal proceeding, the director or officer had reasonable cause to believe the act or omission was unlawful. In addition, we will not indemnify the directors and executive officers for a proceeding brought by a director or officer against us, except to enforce indemnification. If an amendment to our charter or Maryland law with respect to removal of limitations on indemnification is approved, the indemnification agreements will be amended accordingly. We are not required to indemnify any director or executive officer for liabilities: (1) for which he or she has already been unconditionally reimbursed from other sources; or (2) resulting from an accounting of profits under Section 16(b) of the Securities Exchange Act of 1934, as amended. In addition, we have obtained directors and officers liability insurance, which covers our directors and executive officers.

ACCOUNTING FEES AND SERVICES

        Fees paid to PricewaterhouseCoopers LLP, our independent registered public accounting firm, during the last two fiscal years were as follows:

        Audit Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2007 and December 31, 2006 for professional services rendered by PricewaterhouseCoopers LLP in connection with its integrated audits of the company's consolidated financial statements and of its internal control over financial reporting and its limited reviews of the unaudited consolidated interim financial statements of the company, were approximately $1,694,180 and $1,459,750, respectively. In each of these years, these services included the issuance of consents and comfort letters for filings initiated by the company (e.g., a shelf registration and related debt and equity offerings), the issuance of mortgage servicing compliance reports and audits of wholly-owned consolidated secured financing subsidiaries.

        Audit-Related Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2007 and December 31, 2006 for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the company's financial statements and are not disclosed under "Audit Fees" above, were approximately $753,309 and $163,500, respectively. These audit-related fees include fees related to accounting consultations and audits in connection with acquisitions, the company's employee benefit plan audit and consultations concerning financial accounting and reporting standards.

        Tax Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2007 and December 31, 2006 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were approximately $1,080,389 and $1,064,789, respectively. These services included income tax compliance and related tax services.

        All Other Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2007 and December 31, 2006 for all other professional services rendered by PricewaterhouseCoopers LLP (including market analysis related to acquisitions and software licensing fees) were approximately $29,990 and $15,101, respectively.

        Our Audit Committee is responsible for retaining and terminating our independent registered public accounting firm (subject, if applicable, to shareholder ratification) and for approving the performance of any non-audit services by the independent registered public accounting firm. In addition, the Audit Committee is responsible for reviewing and evaluating the qualifications, performance and independence of the lead partner of the independent registered public accounting firm and for presenting its conclusions with respect to the independent registered public accounting firm to the full Board.

        Our Audit Committee must pre-approve all auditing services (including providing comfort letters in connection with securities offerings) and non-audit services (including tax services) provided to us or our subsidiaries by our independent registered public accounting firm, except for non-audit services covered by the de minimus exception in Section 10A of the Securities Exchange Act of 1934, as amended. During fiscal 2007, the Audit Committee pre-approved all services provided by PricewaterhouseCoopers LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information available to us as of April 2, 2008 with respect to any common stock owned by our continuing directors and executive officers, and any individual or group of shareholders known to be the beneficial owner of more than 5% of our issued and outstanding common stock. This table includes options that are currently exercisable or exercisable within 60 days of the date of this proxy statement and common stock equivalents awarded to non-employee directors under the iStar Financial Inc. Non-Employee Directors' Deferral Plan. There are no other directors, nominees for director or executive officers who beneficially own common stock.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned		% of Basic Common Stock Outstanding(2)
Glenn R. August(3)	589,655	(4)	*
Robert W. Holman, Jr.(3)	398,791	(5)	*
Robin Josephs(3)	68,171	(6)	*
John G. McDonald(3)	75,682	(7)	*
Jay S. Nydick(3)	64,227	(8)	*
George R. Puskar(3)	57,300	(9)	*
Catherine D. Rice(3)	204,973	(10)	*
Jay Sugarman(3)	3,013,174	(11)	2.20%
Jeffrey A. Weber(3)	12,500	(12)	*
Capital Research Global Investors	9,757,550	(13)(14)	7.13%
Capital World Investors	7,317,550	(13)(15)	5.34%
Franklin Resources, Inc.	12,252,626	(16)	8.95%
All executive officers, directors and nominees for director as a group (9 persons)	4,484,473	(17)	3.28%

*
Less than 1%.

(1)
Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

(2)
As of April 2, 2008, 136,928,065 shares of common stock were outstanding.

(3)
iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

(4)
Includes 512,739 shares of common stock owned directly by Mr. August and 69,416 shares owned indirectly through a family trust, which were acquired by Mr. August and the family trust as part of the transaction consideration when we acquired a 47.5% interest in Oak Hill Advisors, L.P. and related entities. Also includes 7,500 common stock equivalents held under the iStar Financial Inc. Non-Employee Directors' Deferral Plan, which are or will be fully vested within 60 days.

(5)
Includes 242,186 shares of common stock owned indirectly by Mr. Holman through a partnership, 112,846 shares owned indirectly through a family trust, 30,000 shares subject to options that are currently exercisable or exercisable within 60 days and 13,759 common stock equivalents held under the iStar Financial Inc. Non-Employee Directors' Deferral Plan, which are or will be fully vested within 60 days. Of these shares, 355,032 shares of common stock are pledged by Mr. Holman as security.

(6)
Includes 14,190 shares of common stock owned directly by Ms. Josephs, 15,060 shares owned indirectly by her spouse, 9,100 shares owned indirectly through a family trust, 19,994 shares subject to options that are currently exercisable or exercisable within 60 days and 13,827 common stock equivalents held under the iStar Financial Inc. Non-Employee Directors' Deferral Plan, which are or will be fully vested within 60 days.

(7)
Includes 13,550 shares of common stock owned indirectly by Mr. McDonald through an Individual Retirement Account, 20,450 shares owned indirectly through a family trust, 30,000 shares subject to options that are currently exercisable or exercisable within 60 days and 15,682 common stock equivalents held under the iStar Financial Inc. Non-Employee Directors' Deferral Plan, which are or will be fully vested within 60 days.

(8)
Includes 53,227 shares of common stock owned directly by Mr. Nydick and 11,000 shares of preferred stock owned directly by Mr. Nydick. Does not include 177,933 unvested restricted stock units awarded to Mr. Nydick, which represent the right to receive shares of common stock if and when the units vest.

(9)
Includes 18,500 shares owned directly by Mr. Puskar's spouse, 26,300 shares owned indirectly through Individual Retirement Accounts and 12,500 common stock equivalents held under the iStar Financial Inc. Non-Employee Directors' Deferral Plan, which are or will be fully vested within 60 days.

(10)
Includes 194,973 shares of common stock owned directly by Ms. Rice and 10,000 shares of preferred stock owned directly by Ms. Rice. Does not include 112,034 unvested restricted stock units awarded to Ms. Rice, which represent the right to receive shares of common stock if and when the units vest.

(11)
Includes 2,151,058 shares of common stock owned directly by Mr. Sugarman, 44,544 shares owned indirectly by his spouse, 484,239 shares owned indirectly through family trusts and 333,333 shares subject to options that are currently exercisable or exercisable within 60 days. Does not include 437,802 restricted stock units awarded to Mr. Sugarman, which represent the right to receive shares of common stock if and when the units vest.

(12)
Includes 12,500 common stock equivalents held by Mr. Weber under the iStar Financial Inc. Non-Employee Directors' Deferral Plan, which are or will be fully vested within 60 days.

(13)
Capital Research and Management Company manages equity assets for various investment companies through two divisions, Capital Research Global Investors ("CRGI") and Capital World Investors ("CWI"). These divisions generally function separately from each other with respect to investment research activities and they make investment decisions and proxy voting decisions for the investment companies on a separate basis. Mr. McDonald, one of our directors, is a director of eight mutual funds managed by Capital Research and Management Company but does not have any responsibility for investments decisions of those eight mutual funds.

(14)
CRGI is deemed to be the beneficial owner of these securities as a result of Capital Research and Management Company acting as investment adviser to various investment companies registered under the Investment Company Act of 1940, as amended. CRGI disclaims beneficial ownership of these securities pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, as amended. CRGI has sole voting and dispositive power over these securities. This information was obtained from a Schedule 13G filed with the SEC on February 12, 2008. The shareholder's address is 333 South Hope Street, Los Angeles, California 90071.

(15)
CWI is deemed to be the beneficial owner of these securities as a result of Capital Research and Management Company acting as investment adviser to various investment companies registered under the Investment Company Act of 1940, as amended. Includes 7,207,550 shares beneficially owned by The Income Fund of America, Inc., a client of CWI and advised by Capital Research and Management Company. CWI disclaims beneficial ownership of these securities pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, as amended. CWI has sole dispositive power over 7,317,550 shares of common stock and sole voting power over 110,000 shares of common stock. The Income Fund of America, Inc. has sole voting power over 7,207,550 shares of common stock. This information was obtained from a Schedule 13G filed with the SEC on February 11, 2008. The shareholder's address is 333 South Hope Street, Los Angeles, California 90071.

(16)
These securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. ("FRI"). Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the principal stockholders may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. FRI, the principal stockholders and FRI subsidiaries disclaim any pecuniary interest in any of these securities and each disclaims that it is the beneficial owner of these securities. Franklin Advisers, Inc. has sole voting power over 11,976,170 shares of common stock and sole dispositive power over 12,062,070 shares of common stock. Franklin Templeton Portfolio Advisors, Inc. has sole voting power over 116,391 shares of common stock and sole dispositive power over 121,026 shares of common stock. Fiduciary Trust Company International has sole voting and dispositive power over 42,130 shares of common stock. Franklin Templeton Investments Corp. has sole voting and dispositive power over 20,000 shares of common stock. Franklin Templeton Investments Management Limited has sole dispositive power over 7,400 shares of common stock. This information was obtained from a Schedule 13G filed with the SEC on February 7, 2008. The shareholder's address is One Franklin Parkway, San Mateo, California 94403-1906.

(17)
Of these shares, a total of 355,032 shares of common stock are pledged as security.

Performance Graph

        The following graph compares the total cumulative shareholder returns on our common stock from December 31, 2002 to December 31, 2007 to that of: (1) the Russell 1000 Financial Services Index, a capitalization-weighted index of 1,000 companies that provide financial services; and (2) the Standard & Poor's 500 Index, a capitalization weighted index of 500 selected U.S. stocks.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since 2002, we have authorized a total of 35,000 shares of high performance common stock under the HPU Program in seven plans for the years 2002 through 2008. As described more fully elsewhere in this proxy statement, our senior officers and other key employees are participants in the HPU Program and have paid aggregate initial purchase prices for interests in these HPU plans of approximately $2,800,000 for the 2002 HPU plan; approximately $1,800,000 for the 2003 HPU plan; approximately $1,400,000 for the 2004 HPU plan; approximately $600,000 for the 2005 HPU plan; approximately $700,000 for the 2006 HPU plan; approximately $600,000 for the 2007 HPU plan; and approximately $800,000 for the 2008 HPU plan.

        We have also authorized a total of 20,000 additional shares of high performance common stock under the iStar Financial Inc. Senior Executive HPU Program in four plans for the years 2005 through 2008. Two executives, Jay Sugarman, our Chairman and Chief Executive Officer, and Jay Nydick, our President, currently participate in this program, as described more fully elsewhere in this proxy statement. The aggregate initial purchase prices paid for interests in these HPU plans were approximately $300,000 for the 2005 Senior Executive HPU plan; approximately $400,000 for the 2006 Senior Executive HPU plan; approximately $400,000 for the 2007 Senior Executive HPU plan; and approximately $500,000 for the 2008 Senior Executive HPU plan.

        In 2005, we acquired a 47.5% interest in Oak Hill Advisors, L.P. and related entities for an aggregate purchase price of approximately $200 million, consisting of $151 million in cash and $49 million in shares of our common stock (1,164,310 shares). In connection with that acquisition, we appointed Glenn R. August, the president and senior partner of Oak Hill Advisors, L.P., to our board of directors. Mr. August, entities controlled by him and trusts for the benefit of Mr. August and his family received approximately half of the transaction consideration. We also hold 47.5% interests in each of Oak Hill Credit Alpha MGP, LLC, OHA Finance MGP, LLC OHA Capital Solutions MGP, LLC, and Oak Hill Credit Opportunities MGP, LLC, and 48.1% interests in each of OHSF GP Partners, LLC and OHSF GP Partners II, LLC, all of which are entities related to Oak Hill Advisors, L.P. and Mr. August. As of December 31, 2007, the carrying value of our investments in these ventures was $199.6 million. Earnings from these investments were $31.9 million for the year ended December 31, 2007. We have also invested in eight funds managed by Oak Hill Advisors, L.P., which have a carrying value of $9.9 million as of December 31, 2007. We recorded earnings of $0.1 million from these investments during 2007.

        On April 1, 2008, one of our subsidiaries, TimberStar Southwest Investor LLC, or TimberStar, and equity investors MSD Capital, L.P., York Capital Management, LLC, its affiliate York Select, L.P., and Perry Capital, LLC completed the previously-announced sale of their interests in TimberStar Southwest LLC to an affiliate of Hancock Timber Resources Group, a Boston timberland investment management firm, for about $1.7 billion. Upon the completion of the sale, each of TimberStar, MSD Capital, L.P., York Capital Management, LLC, its affiliate York Select, L.P. and Perry Capital, LLC received a proportionate interest based on its ownership in the venture. TimberStar held a 46.67% interest in the venture, York Capital Management, LLC held a 3.2% interest in the venture and its affiliate York Select, L.P. held a 3.47% interest in the venture. Mr. Jeffrey A. Weber, one of our directors, is the president of York Capital Management, LLC.

Policies and Procedures With Respect to Related Party Transactions

        It is the policy of our Board of Directors that all transactions between our company and a related party must be approved or ratified by at least a majority of the members of our board who are not interested in the transaction. A related party includes any director or executive officer or his or her immediate family members, or stockholders owning 5% of more of our outstanding stock.

        In determining whether to approve or ratify a related party transaction, the Board will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director will participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director will provide all material information concerning the related party transaction to our Board.

        If a related party transaction will be ongoing, our Board may establish guidelines for our management to follow in its ongoing dealings with the related party. The Board may delegate to our Nominating and Corporate Governance Committee the authority to review and assess, on at least an annual basis, any such ongoing relationships with the related party to see that they are in compliance with the Board's guidelines.

        All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.

OTHER MATTERS

When Are Shareholder Proposals Due for the 2009 Annual Meeting?

        Shareholder proposals intended to be presented at the annual meeting to be held in 2009 must be sent in writing, by certified mail, return receipt requested, to us at our principal office, addressed to our Secretary, and must be received by us no later than January 1, 2009, for inclusion in the 2009 proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify us by (1) directing your written request to: iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, New York 10036, Attn: Investor Relations or (2) contacting our Investor Relations department at (212) 930-9400. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact us as specified above.

Are there any other matters coming before the 2008 Annual Meeting?

        Our management does not intend to bring any other matters before the annual meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the annual meeting, the persons named in the accompanying proxy card will vote the shares represented by such proxy in accordance with their best judgment on such matters.

        The company urges you to submit your vote on the accompanying proxy card by completing, signing, dating and returning it in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the meeting in person.

Availability of Annual Report to Shareholders

        Our 2007 Annual Report to Shareholders, including our audited financial statements as of and for the year ended December 31, 2007, is being mailed to our shareholders with this proxy statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2007, without exhibits, may be obtained, without charge, by writing to us at iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036, Attention: Investor Relations, or by visiting our website at www.istarfinancial.com.

                      By Order of the Board of Directors,

                      Geoffrey M. Dugan
                       Secretary
                      New York, NY
                      April 29, 2008

ANNEX A

iSTAR FINANCIAL INC.
NON-EMPLOYEE DIRECTORS' DEFERRAL PLAN

iSTAR FINANCIAL INC.

AMENDED AND RESTATED

NON-EMPLOYEE DIRECTORS' DEFERRAL PLAN

iStar Financial Inc., a corporation organized under the laws of the State of Maryland, wishes to further align the interests of Non-Employee Directors and stockholders and generally increase the effectiveness of its Non-Employee Director compensation structure, by implementing the Plan. In furtherance thereof, the Plan provides for the grant of Common Stock Equivalents to eligible Non-Employee Directors and permits eligible Non-Employee Directors to elect, as permitted by the Board, to defer certain fees in accordance with the terms hereof.

        1.    Definitions.

        Whenever used herein, the following terms shall have the meanings set forth below except as the context requires otherwise:

        "Account" means a deferred compensation account established for a Participant in accordance with Section 4.2(d).

        "Board" means the Board of Directors of the Company.

        "Change of Control" has the meaning ascribed thereto by the LTIP.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means the Company's Common Stock, par value $.01 per share, either currently existing or authorized hereafter.

        "Common Stock Equivalent" means a right, granted pursuant to the Plan, of a Participant to payment of a Share, or if applicable, the Fair Market Value of a Share.

        "Company" means iStar Financial Inc., a Maryland company.

        "CSE Agreement" means a written agreement in a form approved by the Board, to be entered into by the Company and the Participant as provided in Section 5.

        "CSE Value," per Common Stock Equivalent as of a particular date, means the Fair Market Value of a Share as of such date.

        "Disability" has the meaning ascribed thereto by the LTIP.

        "Fair Market Value" per Common Stock Equivalent, or if applicable, per Share, as of a particular date means (i) if Shares are then listed on a national stock exchange, the average of the per Share closing price on such exchange for the 10 trading days ending on and including the last trading day preceding the date as of which the Fair Market Value is being determined, as determined by the Board; (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares on such over-the-counter market for the 10 trading days ending as of and including the last trading day preceding the date on which the Fair Market Value is being determined, as determined by the Board; or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Board in its discretion may in good faith determine; provided that where the Shares are so listed or traded, the Board may make discretionary determinations where the Shares have not been traded for 10 trading days. For purposes of this definition, the term "trading day" means a day on which the New York Stock Exchange is open for equities trading through at least 12:00 p.m., New York City time.

        "LTIP" means the iStar Financial Inc. Long Term Incentive Plan, as amended from time to time.

        "Non-Employee Director" means a non-employee director of the Company.

        "Participant" means a Non-Employee Director of the Company who is credited with one or more Common Stock Equivalents or who has deferred receipt of fees hereunder as permitted by the Board.

        "Plan" means the Company's Non-Employee Directors' Deferral Plan, as set forth herein and as the same may from time to time be amended.

        "Regular Distribution Date" means the date determined under Section 7.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shares" means shares of Common Stock.

        "Subsidiary" means any corporation (other than the Company) that is a "subsidiary corporation" with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Board, also be applicable to any Company that is a "parent corporation" with respect to the Company under Section 424(e) of the Code.

        "Valuation Date" means the last day of each calendar month and such additional dates as the Board may designate.

        2.    Effective Date of Plan; Termination of the Plan.

        (a)   The effective date of the Plan, as amended, is May 28, 2008, subject to approval by the stockholders of the Company. Section 5 of the Plan, and each provision of the Plan related to the award of Common Stock Equivalents, shall not become effective unless and until they are so approved. In the event that the Plan is not approved by the stockholders of the Company at the Company's 2008 annual meeting of stockholders, all Common Stock Equivalent awards shall be rescinded and each Non-Employee Director shall receive to the extent available under the LTIP, an award of a number of shares of restricted stock equivalent to the number of Common Stock Equivalents that are rescinded. With regard to any such restricted stock award, the Board shall replicate, to the extent reasonably practicable, the restrictions and other features that were applicable to the rescinded Common Stock Equivalents.

        (b)   The Plan shall terminate on, and no Common Stock Equivalents shall be granted or other deferrals made hereunder on or after, April 19, 2016.

        3.    Eligibility.

Except as otherwise determined by the Board, each individual who is a Non-Employee Director of the Company shall be eligible to participate in the Plan.

        4.    Cash Fees.

          4.1    Types of Fees.

In consideration of each Non-Employee Director's service as a member of the Board, each Non-Employee Director may be eligible to receive as compensation (i) an annual retainer fee (a "Cash Retainer"); (ii) a fee per Board meeting attended (a "Meeting Fee"); and (iii) a fee per committee meeting attended (a "Committee Meeting Fee"). These amounts are subject to deferral under the Plan, as set forth herein.

          4.2    Election to Defer Cash Fees.

          (a)   The Participant may elect that up to 100% (in increments of 1%) of the Participant's Cash Retainer, Meeting Fees and Committee Meeting Fees (collectively, the "Cash Fees") shall be payable as compensation deferred under the Plan. With respect to a Participant's election to defer all or a portion of the Cash Fees for a calendar year, such election shall be made prior to December 31st of the year preceding the year with respect to which such Cash Fees are earned (the "Election Cut-Off Date"), except that, in the case of a new Participant, the Participant may make an election within 30 days after such Participant first becomes eligible to participate in accordance with Section 3, with respect to Cash Fees otherwise payable in the calendar year of the election, for services performed after the effective date of such election.

          (b)   The election described in Section 4.2(a) shall be made in writing substantially in the form attached hereto as Exhibit A as applicable, or in such other form as the Board may prescribe from time to time, to the Board within the time specified herein. With respect to a Participant's election to defer all or a portion of Cash Fees, such election shall be irrevocable as of the Election Cut-Off Date. Except as set forth above in this Section 4.2(b), elections described in Section 4.2(a) shall continue in effect from period to period. All deferrals under this Section 4.2 shall be fully vested.

          (c)   A Participant may elect, prior to earning a Cash Fees, to defer such Cash Fees in the form of fixed-return credits. Upon such an election, the amount of the deferred fee shall not be paid currently but rather shall be credited to the Participant's Account. Such credits shall be made when Cash Fees would otherwise have been paid to the Participant but for an election pursuant to Section 4.2(a). A separate subaccount under each Participant's Account may in the discretion of the Board be established to record each year's deferrals, and the credits and deductions with respect thereto. With respect to credits under this Section 4.2(c), earnings and losses shall accrue on the balance in the applicable Participant's Account at the rate or rates specified in advance of the effective time of the applicability of such rate or rates, and from time to time, by the Board. As determined by the Board, such rate or rates may be a fixed rate, and may be established by reference to an index or indices, or may be a return on one or more specific investments or on a specific investment fund or funds (including, if and to the extent so provided by the Board, hypothetical investments selected by the Participant in accordance with procedures established by the Board). Earnings and losses shall be credited to Participants' Accounts as of the end of each calendar month and, with respect to any particular Participant's Account, shall continue to be credited thereto until all amounts are distributed with respect to the Participant's Account in accordance with the Plan. Upon distribution, any accrued earnings shall be credited to the Participant's Account and distributed therewith, and any accrued losses shall reduce the amount of distributions hereunder.

          (d)   A Participant may elect, one time per each 12-month period, to convert as of the end of the calendar month of the election, Common Stock Equivalents to Account credits, and vice-versa, in whole or in part (but, in the case of Common Stock Equivalents, only in whole Common Stock Equivalents) with credits and liquidation of Common Stock Equivalents to be effected based on the CSE Value as of the end of such month, and credits and liquidation of Accounts to be effected based on Account values as of the end of such month.

          (e)   The establishment and maintenance of, and credits to and deductions from, the Participant's Account shall be mere bookkeeping entries, and shall not vest in the Participant or his beneficiary any right, title or interest in or to any specific assets of the Company. A separate subaccount under each Participant's Account shall be established to record each year's deferrals, and the credits and deductions with respect thereto.

        5.    Equity Awards.

          5.1    Awards of Common Stock Equivalents.

        Effective as of each annual meeting of stockholders of the Company at which directors are elected, each Non-Employee Director shall receive an annual award of 2,500 Common Stock Equivalents.

          5.2    Vesting.

        Unless otherwise provided by the Board in the applicable CSE Agreement, and subject to the following provisions of this Section 5.2, Common Stock Equivalents credited to a Participant under Section 5.1 will vest on the date of the next following annual meeting after the date of grant. Common

Stock Equivalents credited pursuant to Section 5.1(a) shall be subject to the following vesting conditions:

          (i)    If a Non-Employee Director does not stand for re-election at an annual meeting at the request of the Company (other than a request made following a breach by the Non-Employee Director of the Company's Code of Conduct or Corporate Governance Principles), the vesting of all of the Common Stock Equivalents held by the Non-Employee Director will be accelerated to the date of the annual meeting at which the Non-Employee Director does not stand for re-election.

          (ii)   If a Non-Employee Director resigns of his or her own accord or otherwise ceases to serve as a Non-Employee Director before the end of a vesting period, then, except as otherwise provided herein or in the applicable CSE Agreement, the Non-Employee Director will retain Common Stock Equivalents that have vested through the date of resignation and will therewith forfeit all Common Stock Equivalents that have not then vested.

          (iii)  Notwithstanding any other provision of the Plan, if the Company determines that a Non-Employee Director has breached the Company's Code of Conduct or Corporate Governance Principles, the Non-Employee Director will forfeit all Common Stock Equivalents that have not then vested.

          (iv)  The vesting of Common Stock Equivalents will be accelerated if a Non-Employee Director ceases to serve as a Non-Employee Director by reason of death or Disability or upon a Change of Control.

        6.    Dividend Equivalent Rights.

        (a)   Except as may otherwise be provided by the Board at or before the time the applicable Common Stock Equivalent is credited, Non-Employee Directors will receive a dividend equivalent right in respect of any credited Common Stock Equivalents (whether from deferred Cash Fees or equity awards), which right consists of the right to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time. Except as provided in Section 6(b), or as may otherwise be provided by the Board at or before the time the applicable Common Stock Equivalent is paid, payment in respect of a dividend equivalent right shall be made at the same time as dividends are paid on the Common Stock.

        (b)   Instead of the form of payment as contemplated by Section 6(a) above, except as may otherwise may be provided by the Board, Participants may elect to have Common Stock Equivalents credited in respect of the dividend equivalent rights referred to in Section 6(a). Unless otherwise determined by the Board, the number of Common Stock Equivalents to be credited with respect to a dividend equivalent right shall be equal to (i) the amount of the payment in respect of the dividend equivalent right otherwise to be made divided by (ii) the Fair Market Value of a Share on the date the corresponding dividend distribution is made to stockholders of the Company, provided that such Common Stock Equivalent shall vest at such time as the underlying Common Stock Equivalent vests (and shall be forfeited if the underlying Common Stock Equivalent is forfeited).

        7.    Settlement and Withdrawal.

        (a)   Distributions with respect to (i) vested Common Stock Equivalents will be settled by the transfer of Common Stock to the Participant, or, in the discretion of the Board, solely in cash or in a combination of cash and Common Stock, with an aggregate amount of any cash and the Fair Market Value of any such Common Stock to equal the aggregate CSE Value of such Common Stock Equivalents on the date of such distribution; and (ii) cash deferrals from a Participant's Account will be settled by a cash payment to the Participant, or, in the discretion of the Board, solely in Common Stock or in a combination of Common Stock and cash, in an amount equal to the value of the Participant's Account as of the Valuation Date coincident with or immediately prior to the date of such distribution. Unless otherwise elected, as provided below, such distributions shall be made as soon as practicable after the Regular Distribution Date by the transfer of Common Stock or cash, as applicable, to the Participant. Notwithstanding anything to the contrary contained in the Plan, in no event will Common Stock be used to settle distributions unless the Common Stock is available for such use pursuant to the rules of any stock exchange on which the Common Stock is then traded.

        (b)   The Regular Distribution Date with respect to a Participant is the earlier of (1) the January 1 coincident with or next following the earlier of (i) the Non-Employee Director's ceasing to be a Non-Employee Director of the Company (or its successor in interest), and (ii) the Non-Employee Director's death, and (2) a Change of Control (the "Regular Distribution Date"). A Non-Employee Director shall cease to be a Non-Employee Director of the Company to the extent such individual incurs a "separation from service" as defined in Treasury Regulation Section 1.409A-1(h).

        (c)   A Non-Employee Director will be permitted, prior to the beginning of the applicable annual period with respect to any Cash Fees to elect to receive distributions at times other than the Regular Distribution Date. Each such election will apply to all Common Stock Equivalents and credits to a Participant's Account after the election is made, unless the Non-Employee Director specifically elects otherwise. Elections to defer distributions to a time or times after the Regular Distribution Date will be permitted only to the extent such election is accepted by the Board and otherwise made in compliance with Sections 4.2(a) and 4.2(b).

        (d)   After a Common Stock Equivalent is awarded or Cash Fees are deferred to a Participant's Account, the Non-Employee Director will have a one-time right to make a new distribution election with respect thereto. Any new election must (A) be effective at least one year after the election is made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions for at least five years. Each such new election will apply to all vested Common Stock Equivalents and credits to the deferral Account (other than distributions that do not satisfy the timing requirements of the foregoing sentence), unless the Non-Employee Director specifically elects otherwise. The time at which distributions commence must be at least five years after such an election is made. Elections to defer distributions to a time or times after the Regular Distribution Date will be permitted only to the extent the election is accepted by the Board.

        (e)   All distributions in respect of Common Stock Equivalents and Participant Accounts will be made no later than 45 days after the amounts become eligible for settlement as provided in this Section 7; provided, however, that, in lieu of providing a single delivery of Common Stock or a single sum of cash, a Non-Employee Director may elect to have the aggregate amounts paid in substantially equal annual installments over a period not to exceed 10 years. (The amount of each installment shall be determined without regard to the possibility of earnings and losses subsequent to such installment.) Any such election must be made (and may be changed only) within the time frame for making distribution elections as described in Section 7(c) or (d), as applicable.

        (f)    Notwithstanding the foregoing provisions of this Section 7, a Participant may receive any amounts deferred by the Participant in the event of an "Unforeseeable Emergency." For these purposes, an "Unforeseeable Emergency," as determined by the Board in its sole discretion, is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or "dependent," as defined in Section 152(a) of the Code, of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

          (i)    through reimbursement or compensation by insurance or otherwise,

          (ii)   by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

          (iii)  by future cessation of the making of additional deferrals.

Without limitation, the need to send a Participant's child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

        (g)   Notwithstanding the foregoing provisions of this Section 7, in the event of a Change of Control, the Regular Distribution Date shall be the date of such Change of Control and all amounts due with respect to Common Stock Equivalents and Accounts to a Participant hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change of Control, unless the Board permits such Participant to elect otherwise and the Participant so elects in accordance with procedures established by the Board, and any such election is made within the time frame for making distribution elections as described in Section 7(c) or (d), as applicable.

        8.    Tax Withholding.

        Each Non-Employee Director is generally responsible for his or her own tax obligations as a result of the operation of the Plan. However, in the event the Company is required to withhold any taxes in connection with credits of Common Stock Equivalents (including any related dividend equivalent rights) or any deferred Cash Fees or related payments hereunder, the Company may in its sole discretion determine the method and amount of withholding, including, if payment with respect to the Common Stock Equivalents is made in Common Stock, (i) requiring the Participant to pay to the Company, at the time such payment is made to such Participant, the amount that the Board deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of such payment or (ii) withholding Shares from the Shares otherwise to be received by the Participant in order to satisfy the liability for such withholding taxes. In the event that the Board chooses the method described in clause (ii) above, the number of Shares so withheld shall have an aggregate Fair Market Value on the applicable Valuation Date sufficient to satisfy the applicable withholding taxes. Notwithstanding anything contained in the Plan to the contrary, the Participant's satisfaction of any tax-withholding requirements imposed by the Board shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to make any payments or other distributions with respect to Common Stock Equivalents and deferred Cash Fees, and the failure of the Participant to satisfy such requirements with respect to the payment in respect of any Common Stock Equivalent or deferred Cash Fee shall cause the applicable Common Stock Equivalent or deferred Cash Fee and any rights relating thereto and to be forfeited.

        9.    Administration of Plan.

        (a)   The Plan shall be administered by the Board. The Board shall have authority to (i) determine the number of Common Stock Equivalents to be credited to each Participant; (ii) determine the amount of Cash Fees to be paid to each Participant; and (iii) determine or impose conditions on such

Common Stock Equivalents and deferred Cash Fees under the Plan as it may deem appropriate. The Participant shall take whatever additional actions and execute whatever additional documents the Board may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan. Notwithstanding the foregoing, the Board may delegate any or all of its powers under the Plan to a committee of the Board, and to the extent of such delegation, such committee shall have the powers and authority otherwise applicable with respect to the Board hereunder.

        10.    Regulations and Approvals.

        (a)   The Board may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to deferred equity units.

        (b)   Each credit of Common Stock Equivalents (or issuance of Shares in respect thereof) is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body or of the stockholders of the Company is necessary or desirable as a condition of, or in connection with, the issuance of Common Stock Equivalents or Shares, no payment shall be made, or Common Stock Equivalents or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Board.

        (c)   In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition, and may provide for a legending of such Shares to that effect.

        11.    Interpretation and Amendments.

        (a)   The Board may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Board may (i) determine the extent, if any, to which Cash Fees or equity awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan, elections made under the Plan, and the Common Stock Equivalents hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder, the Board, with respect to any Participant's Account, may exercise its discretion hereunder at the time of such credit or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons.

        (b)   The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to deferred Cash Fees or equity awards previously credited unless such amendments are required in order to comply with applicable laws; provided that the Board may not make any amendment to the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

        12.    Assignment and Alienation; No Funding; Etc.

        (a)   Rights or benefits with respect to Cash Fees or equity awards credited to a Participant's Account under the Plan (including any related dividend equivalent rights) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, charge or otherwise dispose of any right or benefits payable hereunder shall be void.

        (b)   A Participant may designate in writing, on forms to be prescribed by the Board, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Participant's death, payments hereunder shall be made to the Participant's estate. If a Participant dies: (i) with a vested Common Stock Equivalent, such Common Stock Equivalent shall be settled and Shares or the CSE Value, as applicable, with respect to such Common Stock Equivalents paid; (ii) any payments deferred pursuant to an election under Section 4 shall be accelerated and paid; or (iii) any other amounts in the Participant's Account then payable to the Participant shall be paid, as soon as practicable (but no later than 90 days) after the date of death to such Participant's beneficiary or estate, as applicable.

        (c)   Common Stock Equivalents and the Accounts are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Each Participant's right in the Common Stock Equivalents (including any related dividend equivalent rights) and the Accounts is limited to the right to receive payment, if any, as may herein be provided. The Common Stock Equivalents do not constitute Common Stock and any other credits to a Participant's Account hereunder shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes. The right of any Participant to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan (including without limitation Section 4.2(d)), shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its officers or the Board, on the one hand, and the Participant, the Company or any other person or entity, on the other. Nothing contained in the Plan shall be construed to give any Participant any rights with respect to Shares or any ownership interest in the Company. Without limiting Section 6, no provision of the Plan shall be interpreted to confer upon any Participant any voting, dividend or derivative or other similar rights with respect to any Common Stock Equivalent.

        (d)   Common Stock distributed hereunder, if any, may, without limitation, be treasury Shares or authorized but unissued Shares.

        13.    Changes in Capital Structure.

        (a)   If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Board necessitates action by way of adjusting the terms of the outstanding Common Stock Equivalents, then the Board may take any such action as in its judgment shall be necessary to preserve the Participants' rights in their respective Common Stock Equivalents substantially proportionate to the rights existing in such Common Stock Equivalents prior to such event, including, without limitation, adjustments in the number of Common Stock Equivalents credited, CSE Value, dividend equivalent rights, and the number and kind of shares to be distributed in respect of Common Stock Equivalents (as applicable).

        (b)   The judgment of the Board with respect to any matter referred to in this Section 13 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

        14.    Notices.

        All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 14.

        15.    No Rights to Service.

        Nothing in the Plan, in amounts credited to a Participant's Account, or in Common Stock Equivalents credited pursuant to the Plan shall confer on any individual any right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the individual's service at any time.

        16.    Exculpation and Indemnification.

        The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, breach of the Company's Code of Ethics, willful misconduct or criminal acts of such persons.

        17.    Captions.

        The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

000004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

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C123456789

000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone

Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 28, 2008.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com/sfi

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold

01 - Jay Sugarman	☐	☐

02 - Glenn R. August	☐	☐

03 - Robert W. Holman, Jr.	☐	☐

04 - Robin Josephs	☐	☐

05 - John G. McDonald	☐	☐

06 - George R. Puskar	☐	☐

07 - Jeffrey A. Weber	☐	☐

	For	Against	Abstain
2. Re-authorization of the issuance of common stock equivalents to non-employee directors under iStar Financial Inc. Non-Employee Directors’ Deferral Plan.	☐	☐	☐

	For	Against	Abstain
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2008.	☐	☐	☐

In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the annual meeting, or any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
		140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
72AV	0176001	MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
		MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>	00VS2C

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — iStar Financial Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

iSTAR FINANCIAL INC.

1114 AVENUE OF THE AMERICAS, 39TH FLOOR

NEW YORK, NEW YORK 10036

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2008. TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF iSTAR FINANCIAL INC., SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

The undersigned holder of shares of common stock and/or 8.00% Series D cumulative redeemable preferred stock of iStar Financial Inc., a Maryland corporation (the “Company”), hereby appoints Jay Sugarman and Catherine D. Rice, or either of them, with full power of substitution in each, to attend and to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders to be held on May 28, 2008 at 9:00 a.m., local time, at The Harvard Club of New York City, 35 West 44th Street, New York, New York, 10036, and at any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given with respect to such meeting. Capitalized terms not otherwise defined have the meanings given in the proxy statement to which this proxy relates.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or appearing at the annual meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement (the terms of each of which is incorporated by reference herein).

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. If you receive more than one proxy card, please sign and return all cards in the enclosed envelope.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

QuickLinks

EXPLANATORY NOTE
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: REAUTHORIZATION TO ISSUE COMMON STOCK EQUIVALENTS TO OUR NON-EMPLOYEE DIRECTORS AS PART OF THEIR DIRECTORS' COMPENSATION UNDER THE NON-EMPLOYEE DIRECTORS' DEFERRAL PLAN
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
EXECUTIVE OFFICERS AND OTHER OFFICERS
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE MATTERS
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END
DIRECTOR COMPENSATION
INDEMNIFICATION
ACCOUNTING FEES AND SERVICES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
  ANNEX A
TABLE OF CONTENTS
iSTAR FINANCIAL INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS' DEFERRAL PLAN